Registration No. 333-______

As filed with the Securities and Exchange Commission on January 14, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3510	82-4270040
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christopher Constable

Chief Financial Officer

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

The Crone Law Group, P.C.

9665 Wilshire Boulevard

Suite 895

Beverly Hills, California 90212

mcrone@cronelawgroup.com

Telephone: (860) 202-6845

Facsimile: (818) 688-3130

and

Eric Mendelson, Esq.

The Crone Law Group, P.C.

60 East 42nd Street

Suite 4700

New York, New York 10165

emendelson@cronelawgroup.com

Telephone: (646) -278-0886

Facsimile: (212) 840-8560

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 per share	16,015,000	(2)	$2.00	$32,030,000	$3,882.04
Common Stock, $0.0001 per share	706,500	(3)	2.00	1,413,000	171.26
Common Stock, $0.0001 per share	353,250	(4)	2.40	847,800	102.75
Total	17,074,750			34,290,800	4,156.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) the registrant is also registering an indeterminate number of additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act based upon the sale price of shares of common stock sold at a price per share of $2.00 in a private offering on November 8, 2018.

(3)	Represents shares of common stock issuable upon the conversion of Series A convertible preferred stock.

(4)	Represents shares of common stock issuable upon the exercise of warrants and calculated pursuant to Rule 457(g) based upon the exercise price of the warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

PROSPECTUS

BLUE STAR FOODS CORP.

17,074,750 shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 17,074,750 shares of our common stock, consisting of (i) 15,000,000 shares issuable in connection with the merger of Blue Star Acquisition Corp., a wholly-owned Florida subsidiary of the Blue Star Foods Corp. (formerly A.G. Acquisition Group II, Inc.), a Delaware corporation, with and into John Keeler & Co., Inc., d/b/a Blue Star Foods, a privately held Florida corporation, which was the surviving corporation and thus became our wholly-owned subsidiary (the “Merger”); 750,000 shares retained by the pre-merger stockholders and their assignee (iii) 362,500 shares issuable upon the conversion of 8% Series A convertible preferred stock, par value $0.0001 per share (the “Series A Stock”) issued in connection with a private placement offering on November 8, 2018 (the “Offering”); (iv) 181,250 shares issuable upon the exercise of three-year warrants with an exercise price of $2.40 per share (the “Warrants”), issued in connection with the Offering; (v) 344,000 shares issuable upon the conversion of Series A Stock issued in connection with the settlement and release of claims by certain investors of the Company (the “Company Settlement”); and (vi) 172,000 shares issuable upon the exercise of Warrants issued in connection with the Company Settlement. . We are also registering an aggregate of 265,000 shares issued to certain selling stockholders for services provided to the Company in connection with the Offering and the Merger. See the section of this prospectus entitled “Merger and Related Transactions” for a description of the transactions and the section entitled “Selling Stockholders” for additional information about the selling stockholders.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus.

There is not currently, and there has never been, any established public trading market for our common stock. Our common stock is not currently eligible for trading on any national securities exchange, including the NASDAQ Stock Market, or any over-the-counter markets, including the OTC Markets—OTCQB tier, or OTCQB. We cannot assure you that our common stock will become eligible for trading on any exchange or market.

Until such time as our common stock is quoted on the OTCQB or another public trading market otherwise develops, the selling stockholders identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

The Company intends to apply for approval from the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. However, there is no assurance that the Company will receive approval, and if it does receive such approval, there can be no assurance that a trading market will develop, or, if developed, that it will be sustained.

We will pay all fees and expenses incident to the registration of the resale of shares of our common stock under this prospectus.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus. However, if the selling stockholders exercise their Warrants with respect to all of the 353,250 shares of common stock subject to the Warrants offered hereby, we would receive gross proceeds of $847,800.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The date of this prospectus is _________, 2019.

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BLUE STAR FOODS CORP.

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

In this prospectus, “Blue Star,” the “Company,” “we,” “us,” and “our” refer to Blue Star Foods Corp.

Overview

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co., Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995 (“Keeler & Co”).

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several premium brand names such as Blue Star, Oceanica, Pacifika, Crab & Go and Harbor Banks. Our products are also sold in Mexico, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong. The crab meat which we import is processed in 14 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors. See “Description of Business” below.

Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858.

The Merger and Related Transactions

Merger Agreement

On November 8, 2018 (the “Closing Date”), the Company (formerly known as A.G. Acquisition Group II, Inc.) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Keeler & Co, a privately held Florida corporation, Blue Star Acquisition Corp., our newly formed, wholly-owned Florida subsidiary (“Acquisition Sub”), and John Keeler, John Keeler & Co’s sole stockholder (the “Sole Stockholder”). Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Keeler & Co, which was the surviving corporation and thus became our wholly-owned subsidiary.

At the Closing Date, each of the 500 shares of common stock of Keeler & Co issued and outstanding immediately prior to the closing of the Merger was converted into 30,000 shares of our common stock. As a result, an aggregate of 15,000,000 shares of our common stock were issued to the Sole Stockholder.

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At the effective time of the Merger, the Company redeemed an aggregate of 9,250,000 shares of common stock from the pre-Merger stockholders of the Company (the “Pre-Merger Holders”) for cancellation by the Company (the “Share Redemption”) and, as a result, the Pre-Merger Holders retained an aggregate of 750,000 shares of common stock after the Merger, representing a value of $1.5 million. The shares were redeemed in consideration for the direct benefit the Pre-Merger Holders will receive in connection with the consummation of the Merger.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to indemnification provisions.

Offering

Concurrently with the closing of the Merger, we closed the Offering in which we sold an aggregate of 725 Units at a purchase price of $1,000 per Unit for aggregate gross proceeds of $725,000 to two accredited investors pursuant to a subscription agreement. Each Unit consisted of one share of the Company’s Series A Stock. The Series A Stock is convertible into shares (the “Conversion Shares”) of the Company’s common stock, at a conversion rate of $2.00 per share (the “Conversion Rate”) and a Warrant to purchase one-half of one share of common stock for every share of common stock that would be received upon conversion of a share of Series A Stock (the “Warrant Shares”), at an exercise price of $2.40.

The net proceeds of the Offering were used by the Company for general corporate purposes.

Company Settlement

Effective upon the closing of the Merger, we issued an aggregate of 688 Units to eleven “accredited investors” (the “Settlement Parties”) for each such individual or entity entering into a settlement and mutual general release agreement (the “Settlement Agreement”) with the Company in full and complete settlement and satisfaction and release of claims such Settlement Parties may have against the Company (the “Company Settlement”).

2018 Equity Incentive Award Plan

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards. 7,500,000 shares of common stock are reserved for issuance under the 2018 Plan as future incentive awards to executive officers, employees, consultants and directors.

Upon the closing of the Merger, (i) options to purchase an aggregate of 104 shares of Keeler & Co’s common stock at an exercise price of $10,000 per share, which were outstanding immediately prior to the closing of the Merger, were converted into ten-year immediately exercisable options to purchase an aggregate of 3,120,000 shares of common stock at an exercise price of $0.333 under the 2018 Plan, and (ii) ten-year options to purchase 3,120,000 shares of common stock at an exercise price of $2.00, which vest one-year from the date of grant, were issued under the 2018 Plan.

Changes to the Board of Directors and Executive Officers

On the Closing Date of the Merger, Laura Anthony and Howard Gostfrand, the then-current directors and Chief Financial Officer and Chief Executive Officer of the Company, respectively, resigned from all such positions as directors and officers of the Company and were replaced by new officers and directors. Immediately following the closing of the Merger, our board of directors was reconstituted to consist of John Keeler, Carlos Faria, Christopher Constable and Nubar Herian. Following the Merger, our officers consisted of the officers of Keeler & Co. immediately prior to the Merger. See “Management - Directors and Executive Officers” below for information about our new directors and executive officers.

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Lock-up Agreements

In connection with the Merger, each of our executive officers and directors after giving effect to the Merger (the “Restricted Holders”) and each of the Pre-Merger Holders, holding at the closing date of the Merger an aggregate of 750,000 shares of our common stock, entered into lock-up agreements (the “Lock-Up Agreements”), whereby the Restricted Holders are restricted for a period of 18 months and the Pre-Merger Holders are restricted for 12 months, after the Merger (the “Restricted Period”), from sales or dispositions (including pledges) in excess of 50% of all of the Common Stock held by (or issuable to) them and at a price below $2.20 per share (such restrictions together the “Lock-Up”). Notwithstanding such restrictions, during the Restricted Period (i) the Restricted Holders may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions and (ii) the Pre-Merger Holders may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, neither the Restricted Holders nor the Pre-Merger Holders may sell, dispose or otherwise transfer more than one-third of the Common Stock held by such Holder in any two-month period.

Redemption from Pre-Merger Holders

In connection with the Merger, the Company redeemed an aggregate of 9,250,000 shares of common stock from the Pre-Merger Holders for cancellation by the Company (the “Share Redemption”) and, as a result, the stockholders retained an aggregate of 750,000 shares of common stock after the Merger (the “Retained Shares”), representing a value of $1.5 million. The shares were redeemed in consideration for the direct benefit the Pre-Merger Holders will receive in connection with the consummation of the Merger.

The shares of the Company’s common stock issued in connection with the Merger and the Units, Series A Stock and Warrants issued in connection with the Offering and the Company Settlement were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder.

The closing of the Offering and the closing of the Merger were conditioned upon each other.

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SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling stockholders:

Common stock offered by selling stockholders	Up to 17,074,750 shares of common stock, consisting of (i) 15,000,000 shares issuable in connection with the Merger; (ii) 750,000 Retained Shares held by the Pre-Merger Holders and their assignee (iii) 362,500 shares issuable upon the conversion of Series A Stock issued in connection with the Offering; (iv) 181,250 shares issuable upon the exercise of the Warrants issued in connection with the Offering; (v) 344,000 shares issuable upon the conversion of Series A Stock issued in connection with the Company Settlement; (vi) 172,000 shares issuable upon the exercise of Warrants issued in connection with the Company Settlement; and (viii) an aggregate of 265,000 shares issued to certain selling stockholders for services provided to the Company in connection with the Offering and the Merger.

Common stock outstanding prior to the offering	16,015,000 shares

Offering price

The selling stockholders may only sell their shares at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Markets—OTCQB tier, or OTCQB, or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, if the selling stockholders exercise their Warrants with respect to all of the 353,250 shares of common stock subject to the Warrants offered hereby, we would receive gross proceeds of $847,800. We intend to use any such proceeds received for general corporate purposes.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 16,015,000 shares of common stock outstanding as of January 11, 2019 and excludes an aggregate of 7,299,750 shares of common stock issuable upon the exercise of stock options and warrants and the conversion of the Series A Stock.

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RISK FACTORS

You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected the value of our common stock could decline, and you may lose all or part of your investment. The risks described below are not the only risks facing the Company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations and/or prospects.

Risks Relating to Our Company and Business

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of crab meat is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is dependent upon the sale of a commodity which value is subject to fluctuation and which value greatly fluctuates. Our net sales and operating results vary significantly due to the volatility of the value of the crab meat that we sell which may result in the volatility of the market price of our common stock.

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A material decline in the population and biomass of crab meat that we sell in the fisheries from which we obtain our crab meat would materially and adversely affect our business.

The population and biomass of crab meat are subject to natural fluctuations which are beyond our control and which may be exacerbated by disease, reproductive problems or other biological issues and may be affected by changes in weather and global environmental changes. The overall health of a crab or other fish is difficult to measure, and fisheries management is still a relatively inexact science. Since we are unable to predict the timing and extent of fluctuations in the population and biomass of our products, we are unable to engage in any measures that might alleviate the adverse effects of these fluctuations. Any such fluctuation which results in a material decline in the population and biomass in the fisheries from which we obtain our crab meat would materially and adversely affect our business. Our operations are also subject to the risk of variations in supply.

We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image.

A significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

A significant portion of our revenues are derived from a single product, crab meat. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for crab meat include economic conditions and evolving consumer preferences. A substantial downturn in market demand for crab meat may have a material adverse effect on our business and on our results of operations.

Risks Related to Our Industry

Regulation of the fishing industry may have an adverse impact on our business.

The international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of seafood that is allowed to be caught or harvested. Environmental groups have been lobbying for additional limitations. If international organizations or national governments were to impose additional limitations on crab meat or the seafood products we sell, this could have a negative impact on our results of operations.

Segments of the seafood industry in which we operate are competitive, and our inability to compete successfully could adversely affect our business, results of operations and financial condition.

We compete with major integrated seafood companies such as Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Bonamar Corporation and Twin Tails Seafood Corp. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability. An increase in imported products in the U.S. at low prices could also negatively affect our profitability.

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Our insurance coverage may be inadequate to cover losses we may incur or to fully replace a significant loss of assets.

Our involvement in the fishing industry may result in liability for pollution, property damage, personal injury or other hazards. Although we believe we have obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability and/or deductible amounts that may not be sufficient to cover the full extent of such liabilities or losses. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering any liability or loss for such events.

Our operations, revenue and profitability could be adversely affected by changes in laws and regulations in the countries where we do business.

The governments of countries into which we sell our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain imports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability. If one or more of the countries into which we sell our products bars the import or sale of crab meat or related products, our available market would shrink significantly, adversely impacting our results of operations and growth potential.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as premium grade crab meat, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the crab meat industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Risks Related to Our Reliance on Third Parties

We are dependent on third parties for our operations.

Our business is dependent upon our relationships with vendors in Southeast Asia for co-packing, processing and shipping product to us. If for any reason these companies became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our results of operations.

We are primarily dependent on three suppliers to provide our crab meat product.

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017. The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers were located in four countries (Indonesia, the Philippines, China and the United States), and accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016. These suppliers included Bacolod, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and 2016, respectively. The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

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Three customers accounted for the majority of our revenue.

The Company had three customers which accounted for approximately 63% and 60% of revenue during the years ended December 31, 2017 and December 31, 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% of the total accounts receivable as of December 31, 2017. The loss of any of these major customers could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

All of our significant customer contracts and some of our supplier contracts are short-term and may not be renewable on terms favorable to us, or at all.

All of our customers and some of our suppliers operate through purchase orders or short-term contracts. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis. Additionally, although we try to renew these contracts as they expire, there can be no assurance that these customers or suppliers will renew these contracts on terms that are favorable to us, if at all. The termination of, or modification to, any number of these contracts may adversely affect our business and prospects, including our financial performance and results of operations.

Risks Related to Our Financial Condition and Capital Requirements

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from the Offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next 12 months. If our available cash balances, net proceeds from the Offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products or due to other risks described herein, we may seek to sell Common Stock or preferred stock or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

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The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

We will incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as rules implemented by the SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of and compliance with, public company reporting obligations. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934 (the “Exchange Act”) is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to be eligible for quotation on the OTC Markets or meet the eligibility requirements for the NASDAQ Stock Market (“NASDAQ”).

We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not yet required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report. We are just beginning the costly and challenging process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

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Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

Our loan and security agreement with ACF Finco I LP (“ACF”), contains operating and financial covenants that may restrict our business and financing activities.

As of December 28, 2018, we had $8,078,712 in outstanding debt to ACF. Borrowings under our loan and security agreement with ACF are secured by substantially all of our personal property, including our intellectual property. Our loan and security agreement contain affirmative and negative covenants which restricts our ability to, among other things:

●	dispose of or sell our assets;

●	make material changes in our business;

●	merge with or acquire other entities or assets;

●	incur additional indebtedness;

●	create liens on our assets;

●	pay dividends; and

●	make investments.

The operating and financial restrictions and covenants in our loan and security agreement, as well as any future financing agreements into which we may enter, may restrict our ability to finance our operations and engage in, expand or otherwise pursue our business activities and strategies. Our ability to comply with these covenants may be affected by events beyond our control, and future breaches of any of these covenants could result in a default under our loan and security agreement. If not waived, future defaults could cause all of the outstanding indebtedness under our loan and security agreement to become immediately due and payable and terminate all commitments to extend further credit.

If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all, which may negatively impact our ability to operate and continue our business as a going concern.

We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

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Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Executive Chairman, Chief Executive Officer or Chief Financial Officer or our inability to attract and retain highly skilled officers and key personnel could negatively impact our business.

Our success depends on the skills, experience and performance of our Executive Chairman, Chief Executive Officer and Chief Financial Officer. The individual and collective efforts of these individuals will be important as we continue to develop and expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing and sale of our products could lead to the filing of product liability claims alleging that our product made users ill. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

We maintain product liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations.

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We face risks associated with our international business.

Our international business operations are subject to a variety of risks, including:

●	difficulties with [managing] foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations; and

●	less developed infrastructure.

If we expand into other target markets we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency and we may pay others in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our product less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates.

A larger portion of our revenues may be denominated in other foreign currencies if we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

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We could be negatively impacted by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business. Any violation of anti-corruption laws or regulations could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might harm our business, financial condition or results of operations. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. We have developed propriety software for the management and operation of our business. We have installed, and expect to expand a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Our operations are vulnerable to interruption or loss due to natural or other disasters, power loss, strikes and other events beyond our control.

We conduct a significant portion of our activities, including administration and data processing, at facilities located in Southern Florida that have experienced major hurricanes and floods which could affect our facilities, , could significantly disrupt our operations, and delay or prevent product shipment during the time required to repair, rebuild or replace damaged processing facilities; these delays could be lengthy and costly. Our suppliers in Southeast Asia are also vulnerable to natural disasters which could disrupt their operations and their ability to supply product to us. If any of our customers’ facilities are negatively impacted by a disaster, product shipments could be delayed. Additionally, customers may delay purchases of products until operations return to normal. Even if we and/or our suppliers are able to quickly respond to a disaster, the ongoing effects of the disaster could create some uncertainty in the operations of our business. In addition, our facilities may be subject to a shortage of available electrical power and other energy supplies. Any shortages may increase our costs for power and energy supplies or could result in blackouts, which could disrupt the operations of our affected facilities and harm our business.

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Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in countries in which our products are sold. Also, although we have registered our trademark in various jurisdictions, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete and hurt our results of operation. Also, protecting our intellectual property rights is costly and time consuming. Policing unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights and any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against litigation costs, so we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could make it more expensive for us to do business and harm our operating results.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If any of these developments were to occur, they each could have a negative impact on our sales.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to Regulatory Matters

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

The FDA and other government agencies regulate, among other things, with respect to our products and operations:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions;

●	product import and export.

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The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations.

Product liability claims could divert management’s attention from our business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Risks Relating to Our Common Stock

We may be unable to register for resale all of the Common Stock included within the Units sold in the Offering, in which case a stockholder will need to rely on an exemption from the registration requirements in order to sell such shares.

We are obligated to file the “resale” Registration Statement with the SEC that covers all of our Conversion Shares and Warrant Shares included within the Units sold in the Offering within 120 business days after the closing of the Merger. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of Common Stock for resale. In certain circumstances, the SEC may take the view that the Offering requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the Offering could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this prospectus, could have on the manner in which the common stock may be registered or our ability to register the Common Stock for resale at all.

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If we are not able to cause the Registration Statement to be declared effective, then investors will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144 which may require that the investor have held the shares to be sold for a minimum period of time.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect our company.

We have agreed, at our expense, to prepare a registration statement covering the Conversion Shares and Warrant Shares in connection with the Offering. Our obligation requires us to file the Registration Statement with the SEC within 120 business days of the closing of the Merger. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the Registration Statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause the Registration Statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect us.

As a result of the Merger, Keeler & Co became subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the Merger, Keeler & Co became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause Keeler & Co’s expenses to be higher than they would have been if it had remained privately-held and did not consummate the Merger.

If we fail to maintain an effective system of internal controls we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of evaluating changes to internal controls for our new public company status but have not yet implemented changes. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our Common Stock.

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of our products;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

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●	additions or departures of key personnel;

●	product liability claims;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders convert our Series A Stock or exercise Warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up Restricted Period lapses, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

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In the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 100,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the common stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

There is currently no market for our Common Stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our Common Stock at times and prices that you believe are appropriate.

Our Common Stock is not listed on a national securities exchange, or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our Common Stock is highly illiquid, and you will likely experience difficulty in re-selling such shares at times and prices that you may desire

Our Common Stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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The sales practice requirements of FINRA may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved; and

●	regulatory developments affecting us or our competitors.

If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance.

Our principal stockholders and management own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of January 11, 2019, our executive officers, directors and principal stockholders, together with their respective affiliates, owned approximately 94.8% of our common stock, including shares subject to outstanding options that are exercisable within 60 days after such date. Accordingly, these stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management and/or the board of directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because we will not be listed on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

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Because the Merger was a reverse merger, the Registration Statement we file with respect to the shares of Common Stock received by investors in the Merger might be subject to heightened scrutiny by the SEC.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of Common Stock pursuant to Rule 144, and the SEC may subject the Registration Statement we file with respect to the shares of Common Stock received by investors in the Merger and the Offering to heightened scrutiny.

The resale of shares covered by the Registration Statement could adversely affect the market price of our Common Stock in the public market, should one develop, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our Common Stock in the public market may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. We have agreed, at our expense, to prepare and file the Registration Statement with the SEC registering the resale of an aggregate of 17,074,750 shares of Common Stock issued and/or issuable in connection with the Merger, the Offering, the Company Settlement and the shares retained by the pre-Merger shareholders. Once effective, the Registration Statement will permit the resale of these shares at any time. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the Registration Statement, selling stockholders will continue to offer shares covered by such Registration Statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the Registration Statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

●	no cumulative voting in the election of directors;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

●	a requirement that special meetings of stockholders be called only by the board of directors;

●	a notice provision requirement for stockholders to nominate directors;

●	a requirement that our directors may be removed only by a supermajority (two-thirds) vote of the stockholders; and

●	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine.

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In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with ACF contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We may apply the proceeds of the Offering to uses that ultimately do not improve our operating results or increase the value of our Common Stock.

We intend to use the net proceeds from the Offering, including proceeds received upon the exercise of any Warrants sold therein, for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Offering and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of Warrants held by the selling stockholders.

We intend to use any such proceeds received for general corporate purposes. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

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DETERMINATION OF OFFERING PRICE

The selling stockholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTCQB or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The fixed price of $2.00 at which the selling stockholders may sell their shares pursuant to this prospectus was determined based upon the purchase price per share of our common stock in the Offering which was completed on November 8, 2018. This exercise price at which any holder of a Warrant may purchase shares was determined based upon the purchase price per share of our common stock in the Offering. We have included a fixed price at which selling stockholders may sell their shares pursuant to this prospectus prior to the time there is a public market for our stock in order to comply with the rules of the SEC that require that, if there is no market for the shares being registered, this registration statement must include a price at which the shares may be sold.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders of up to an aggregate of 17,074,750 shares of our common stock, which includes:

●	15,750,000 shares of common stock issued in connection with the Merger to the Sole Stockholder and the Pre-Merger Holders;

●	362,500 shares of common stock issuable upon conversion of the Series A Stock issued to investors in the Offering;

●	181,250 shares of common stock issuable upon exercise of the Warrants issued to investors in the Offering;

●	344,000 shares of common stock issuable upon conversion of the Series A Stock issued to the Settlement Parties in the Company Settlement;

●	172,000 shares of common stock issuable upon exercise of the Warrants issued to the Settlement Parties in the Company Settlement; and

●	265,000 shares of common stock issued to service providers in connection with the Merger.

The Offering and other issuances in connection with the Merge the Company Settlement and the Share Redemption and as fees for services by which certain selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The selling stockholders may sell some, all or none of its shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of January 11, 2019 by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares that the selling stockholders may offer and sell from time to time under this prospectus and the number of shares which the selling stockholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 16,015,000 shares of our common stock outstanding as of January 11, 2019.

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None of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer except Newbridge Securities Corporation (“Newbridge”) is a registered broker-dealer and Bruce Jordan is managing director of investment banking at Newbridge. None of the selling stockholders or any of their respective affiliates have held a position or office, or had any other material relationship with us or any of our predecessors or affiliates except that (i) John Keeler was the Sole Stockholder, President and Chief Executive Officer and sole director of Keeler & Co and has been our Executive Chairman and a director since the Merger; (ii) Leone Group, LLC (“Leone”) was a 50% stockholder of the Company prior to the Merger. Laura Anthony was the Chief Financial Officer, Secretary and a director of the Company prior to the Merger and is the sole owner of Leone; (iii) American Capital Ventures, Inc. (“ACV”) was a 50% stockholder of the Company prior to the Merger. Howard Gostfrand was the Chief Executive Officer and a director of the Company prior to the Merger and is the sole owner of ACV; (iii) Nubar Herian has been a director of the Company since the Merger; (iv) Newbridge and its affiliate Sandstone Group Corp. (“Sandstone”) provided advisory services to the Company with respect to the Merger; (v) MEC Consulting, Inc. (“MEC”) is owned by Mark Crone, the owner of The Crone Law Group, P.C., the Company’s legal counsel; and (vi) Maria A. Romero de Keeler, the administrator of Propiedades Kikia, S.A. (“Kikia”) is the mother of John Keeler, our Executive Chairman and a director.

Name of Selling Stockholders	Beneficial Ownership Before the Offering		Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

John Keeler	15,000,000	(20)	15,000,000	(20)	0	0

Nubar Herian	450,000	(1)	450,000	(1)	0	0

Lobo Holdings, LLC (2)	93,750	(3)	93,750	(3)	0	0

Leone Group, LLC (4)	350,000	(21)	350,000	(21)	0	0

J and K Ventures, LLC (5)	25,000	(21)	25,000	(21)	0	0

American Capital Ventures, Inc. (6)	375,000	(21)	375,000	(21)	0	0

MEC Consulting Inc. (7)	80,000		80,000		0	0

Sandstone Group Corp. (8)	138,750		138,750		0	0

Newbridge Securities Corporation (9)	41,625		41,625		0	0

Bruce Jordan	4,625		4,625		0	0

Exsell Ventures Ltd. (10)	30,000	(11)	30,000	(11)	0	0

Anabella Blohm	30,000	(11)	30,000	(11)	0	0

Guillermo Betancourt	30,000	(11)	30,000	(11)	0	0

Pedestal Properties LP (12)	30,000	(11)	30,000	(11)	0	0

Semai Holdings, Inc. (13)	45,000	(14)	45,000	(14)	0	0

Beata Ewa Mielewczyk Gloc	30,000	(11)	30,000	(11)	0	0

Alexandra Alicia Gloc	15,000	(15)	15,000	(15)	0	0

Vila Romana Investments, Inc. (16)	120,000	(17)	120,000	(17)	0	0

Candelario De Cheda Ma	120,000	(17)	120,000	(17)	0	0

Propiedades Kikia, S.A. (18)	12,000	(19)	12,000	(19)	0	0

Juan Carlos Dalto	30,000	(11)	30,000	(11)	0	0

Edgar Romero	12,000	(19)	12,000	(19)	0	0

Ronald Grausam	12,000	(19)	12,000	(19)	0	0

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(1)	Represents (i) 300,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 150,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(2)	Carlos Wolf, the president of Lobo Holdings LLC (“Lobo”), has sole voting and investment power over the securities held by Lobo.
(3)	Represents (i) 62,500 shares of common stock issuable upon the conversion of Series A Stock and (ii) 31,250 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(4)	Laura Anthony, the sole member of Leone has sole voting and investment power over securities held by Leone.
(5)	John Cacomanolis, the sole member of J and K Ventures, LLC (“J and K”) has sole voting and investment power over securities held by J & K.
(6)	Howard Gostfrand, the sole owner of ACV has sole voting and investment power over the securities held by ACV.
(7)	Mark Crone, the sole stockholder of MEC has sole voting and investment power over the securities held by MEC.
(8)	Constantino Gutierrez, the sole stockholder of Sandstone has sole voting and investment power over the securities held by Sandstone.
(9)	Robert Spitler, the chief financial officer of Newbridge has sole voting and investment power over the securities held by Newbridge.
(10)	Andres Octavio, the director of Exsell Ventures Ltd. (“Exsell”), has sole voting and investment power over the securities held by Exsell.
(11)	Represents (i) 20,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 10,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(12)	Enrique J Aguerrevere, the president of Pedestal Properties LP (“Pedestal”), has sole voting and investment power over the securities held by Pedestal.
(13)	Ivan Fernandez Gomez, the director of Semai Holdings, Inc. (“Semai”) has sole voting and investment power over the securities held by Semai.
(14)	Represents (i) 30,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 15,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(15)	Represents (i) 10,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 5,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(16)	Luis Garcia, the director of Vila Romana Investments, Inc. (“Vila Romana”) has sole voting and investment power over the securities held by Vila Romana.
(17)	Represents (i) 80,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 40,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(18)	Maria A. Romero de Keeler, the administrator of Kikia, has sole voting and investment power over the securities held by Kiki.
(19)	Represents (i) 8,000 shares of common stock issuable upon the conversion of Series A Stock and (ii) 4,000 shares of common stock issuable upon the exercise of Warrants at $2.40 per share.
(20)	Such shares are subject to the Lock-Up Agreement whereby the selling stockholder is restricted for a period of 18 months after the Merger from sales or dispositions (including pledges) in excess of 50% of all of the common stock held by (or issuable to) such stockholder and at a price below $2.20 per share. Notwithstanding such restrictions, during the Restricted Period the selling stockholder may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, the selling stockholder may not sell, dispose or otherwise transfer more than one-third of the common stock held by such selling stockholder in any two-month period.
(21)	Such shares are subject to the Lock-Up Agreement, whereby the selling stockholder is restricted for a period of 12 months, after the Merger from sales or dispositions (including pledges) in excess of 50% of all of the common stock held by (or issuable to) such stockholder and at a price below $2.20 per share. Notwithstanding such restrictions, during the Restricted Period the selling stockholder may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, the selling stockholder may not sell, dispose or otherwise transfer more than one-third of the common stock held by such selling stockholder in any two-month period.

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We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Stockholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale by the selling stockholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. The selling stockholders may ultimately acquire all, some or none of the shares of common stock underlying the Series A Stock and the Warrants. After they have acquired such shares, they may sell all, some or none of such shares.

Issuances of our common stock to the selling stockholders upon conversion of the Series A Stock or exercise of their Warrants will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $2.00 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices.

Once a market has developed for our common stock the selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

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●	in the transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such shares.

Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling stockholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

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We have agreed to indemnify those selling stockholders that purchased shares in the Offering against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus up to an amount not to exceed the net proceeds of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is not quoted on any exchange and there is no market for our common stock.

Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, each as amended and restated, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we had 16,015,000 shares of common stock issued and outstanding, and 1,413 shares of Series A Stock issued and outstanding.

Also outstanding are Warrants to purchase an aggregate of 353,250 shares of common stock which were issued to investors in the Offering and the Settlement Parties, at an exercise price of $2.40.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock”.

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of common stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the common stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of common stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of common stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of common stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

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In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of common stock at a conversion rate of 500 shares of common stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on common stock payable in shares of common stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of common stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of common stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Other than the Merger, upon a merger, share exchange or consolidation of the Company; the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets; or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of common stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

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While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

We issued Warrants to purchase an aggregate of 181,250 shares of common stock to investors purchasing Units in the Offering and Warrants to purchase an aggregate of 172,000 shares of common stock to the Settlement Parties in connection with the Company Settlement. Each Warrant entitles the holder to purchase shares of common stock at an exercise price of $2.40 per share and will expire three years from the date of issuance. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.

The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Options

An option to purchase 3,120,000 shares of common stock with an exercise price of $0.333 per share and an option to purchase 3,120,000 shares of common stock with an exercise price of $2.00 per share have been granted under the 2018 Plan to certain of our officers.

Other Convertible Securities

As of January 11, 2019, other than the securities described above, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Keeler & Co became our business.

Overview

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of Keeler & Co.

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several premium proprietary brand names such as Blue Star, Oceanica, Pacifika, Crab & Go and Harbor Banks. Our products are also sold in Mexico, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong. The crab meat which we import is processed in 14 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

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Our premium proprietary brands are differentiated in terms of quality and price point.

We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

The Company’s executive offices and warehouse facility are based in Miami, Florida Additionally, the Company may, from time to time, utilize third party warehouses located in Miami, Baltimore, Philadelphia and Los Angeles.

Strategy

Our strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified sustainability.

We plan to grow the Company organically by continuing to grow our customer base, offering additional species to our customers, introducing new value-added product lines and strategically acquiring companies that we believe we can integrate into a larger, vertically integrated company.

Competitive Strengths -Sustainable and Traceable Product Sourcing

We believe that our greatest point of differentiation from other seafood companies are our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

We purchase the majority of our crab product from processors which source the crab meat from local fishermen in Indonesia, the Philippines, Thailand, Vietnam, Sri Lanka and India, to whom we pay a premium in order to outfit their boats with a proprietary GPS-based system. This system allows us to trace where the crab product originates and ensure that only mature crabs are being harvested by the use of collapsible traps and not gill nets.

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site, to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

The crab meat is purchased directly from processors with whom we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved Hazard Analysis Critical Control Point (“HACCP”) Plan. Additionally, all suppliers are certified by the British Retail Consortium (the “BRC”) and are audited annually to ensure safety and quality of our product.

Our warehouse facility in Miami, Florida is the only crab meat facility audited by the BRC in the U.S.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

●	Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

●	Pacifika is a quality brand for the price conscious end-user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

●	Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look / taste of dishes.

●	Crab + Go Premium Seafood is geared towards millennials as part of the trend toward prepackaged grab and go items. The product is packaged in flexible foil pouches.

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Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. Since their introduction in 2003, these pouches have saved in excess of 800 metric tons of carbon dioxide emissions versus metal can packaging material.

Competition

In general, the international seafood industry is intensely competitive and highly fragmented. We compete with local and overseas manufacturers and importers engaged in similar products.

The Company’s primary competitors are Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Bonamar Corporation and Twin Tails Seafood Corp.

Industry Overview

The international seafood industry is going through a period of rapid change as it strives to meet the needs of a growing population around the world, where food consumption habits are evolving. We believe there are powerful trends emerging in the developing world (including a growing demand for animal-based protein) as well as and in the developed world (where there is an increased awareness and focus on sustainable sourcing and protecting marine ecosystems).

Population Growth and Global Seafood Consumption

●	The United Nations estimates that there will be close to 9.8 billion people on our planet by the year 2050(1), a significant increase from the existing population estimates of 7.6 billion.(1)

(1)	United Nations – Department of Economic and Social Affairs (2017)

●	As the population has grown, so has per capita consumption. World per capita apparent fish consumption increased from an average of 9.9 kg in the 1960s to 14.4 kg in the 1990s and 19.7 kg in 2013, with preliminary estimates for 2014 and 2015 pointing towards further growth beyond 20 kg.(2)

(2)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

Sources of Seafood

●	Global total capture fishery production in 2014 was 93.4 million tonnes, of which 81.5 million tonnes from marine waters and 11.9 million tonnes from inland waters(3).

(3)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

●	Where seafood comes is sourced is changing in order to meet the demand. In 2014, a milestone was reached when the aquaculture sector’s contribution to the supply of fish for human consumption overtook that of wild-caught fish for the first time(4).

(4)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

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Seafood Industry Participants

●	The mix of parties involved in seafood varies from the local village fisherman, to large, international, vertically-integrated seafood companies.

●	The total number of fishing vessels in the world in 2014 is estimated at about 4.6 million, with the fleet in Asia being the largest, consisting of 3.5 million vessels and accounting for 75 percent of the global fleet, followed by Africa (15%), Latin America and the Caribbean (6%), North America (2% ) and Europe (2% )(5).

(5)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

Growth Strategy

We intend to grow the business organically and through strategic acquisitions.

Organic growth – We believe that allocating additional capital to our existing business plan will allow us to continue to meet growing demand from end-customers for seafood products. The Company also currently intends to introduce new species, including lobster tails, fin fish and other specialty seafood proteins in the next 18 months.

Acquisitions –We also currently intend to evaluate strategic acquisitions in the fragmented seafood industry. We believe that such potential acquisitions may add value in several ways, including geographical diversification and new specifies offerings, as well as operational and price synergies.

Products

We currently have four product lines: Blue Star, Pacifika, Oceanica, and Crab & Go Premium Seafood:

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end-user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look / taste of dishes.

Grab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Suppliers

We purchase crab meat directly from 14 processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified by the BRC and are audited annually to ensure safety and quality.

The Company has three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in Indonesia, the Philippines and China, which accounted for approximately 93% of the Company’s total purchases during 2017. These suppliers included Bacolod Blue Star Export Corp. (“Bacolod”), an affiliated party based in the Philippines, which accounted for approximately 53% of the Company’s total purchases during 2017. Three non-affiliated suppliers, PT Siger Jaya Abadi and PT Blue Star Anugrah of Indonesia and Longhai Desheng Seafood Stuff Co. Ltd. of China made up the balance of the 22% of the supply concentration.

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Sales, Marketing and Distribution

The Company’s products can be found in the United States, Mexico, Canada, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several brand names such as Blue Star, Oceanica, Pacifika and Harbor Banks.

The Company has a sales team of four employees based throughout the U.S. who sell directly to customers most of whom are in the food service and retail industry and also manage a network of nine regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. We sell to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes “LTL” national freight carriers to deliver its products to its customers. Less than truckload freight shipping (“LTL”) is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, we pay for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Our Technology

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site, to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

Customers

Our customer base is comprised of some of the largest companies in the food service and retail industry. We sell our crab meat to our customers through purchase orders. Currently, almost 70% of our revenue is derived from fortune 500 customers. For the fiscal year ended December 31, 2017, sales to food distributors accounted for 68% of our revenue, sales to large buying cooperatives accounted for 14% of our revenue, and sales to retail and wholesale clubs accounting for 12% of our revenue. The balance of our revenue derived from smaller seafood distributors and value-added processors.

Our sales are diversified geographically throughout the United States, with Florida being the largest geographic concentration at 18% of sales. As typical in the seafood industry, a large portion of our revenue is located along the eastern seaboard with 54% of our revenue derived from sales to customers along the East Coast from Massachusetts to Florida. International sales directly or through our affiliate in the United Kingdom, Strike the Gold Foods, Ltd. make up roughly 5% of revenue.

The Company had three customers which accounted for approximately 63% of revenue during the year ended December 31, 2017. Outstanding receivables from these customers accounted for approximately 66% of the total accounts receivable as of December 31, 2017. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of patent, trademark, copyright, trade secret and other intellectual property laws and confidentiality agreements to protect our intellectual property. Our policy is to seek patent protection in the United States and in certain foreign jurisdictions for our products, processes and other technology where available and when appropriate. We also in-license technology, inventions and improvements we consider important to the development of our business.

In addition to our patents, we also rely upon trade secrets, know-how, trademarks, copyright protection and continuing technological and licensing opportunities to develop and maintain our competitive position. We have periodically monitored and continue to monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees to execute confidentiality and non-competition agreements upon commencing employment with us. Despite these safeguards, any of our know-how or trade secrets not protected by a patent could be disclosed to, or independently developed by, a competitor.

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It is our standard practice to require our employees to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

The following is a list of our patents:

Title	Country	Patent No. OR Publication No.	Issue Date	Application No.	Application Date
POUCH-PACKAGED CRABMEAT PRODUCT AND METHOD	US	2015/0257426 A1		14/205,742	3/12/2014
METHOD FOR PACKAGING CRABMEAT	US	8445046 B2	5/21/2013	13/681,027	11/19/2012
METHOD FOR PACKAGING CRABMEAT	US	8337922 B2	12/25/2012	10/691,480	10/21/2003
METHOD FOR PACKAGING CRABMEAT	EPC	1526091 B1			10/21/2004
	TH	28,256
	PH	1-2005-000216
	ID	21261

Our patents expire 20 years from the date of issuance.

The following is a list of our registered trademarks, and trademarks for which we have filed applications.

Mark	Registration No.	Registration Date	Application No.	Application Date
SEASSENTIALS	4573673	22-Jul-14	86050295	28-Aug-13
AMERICA’S FAVORITE CRABMEAT	2961590	7-Jun-05	78344059	22-Dec-03
ECO-FRESH	4525998	6-May-14	77922376	28-Jan-10
	3858522	5-Oct-10	77885209	3-Dec-09
	3818057	13-Jul-10	77885203	3-Dec-09
OCEANICA	3711200	17-Nov-09	77595180	17-Oct-08
	2419060	9-Jan-01	75855876	19-Nov-99

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Government Regulation

Our distribution facility in Florida and our international suppliers are certified in accordance with the HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the U.S. Food and Drug Administration (the “FDA”), pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

Food Safety and Labeling

We are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the FDA. FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program will impact how food is grown, packed, processed, shipped and imported into the United States and will govern compliance with Good Manufacturing Practices regulations (“GMPs”). The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

Trade

For the purchase of products harvested or manufactured outside of the United States, and for the shipment of products to customers located outside of the United States, we are subject to customs laws regarding the import and export of shipments. Our activities, including working with customs brokers and freight forwarders, are subject to regulation by U.S. Customs and Border Protection, part of the Department of Homeland Security.

Federal Trade Commission

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

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Anticorruption

Because we are organized under the laws of a state in the U.S. and our principal place of business is in the U.S., we are considered a “domestic concern” under the Foreign Corrupt Practices Act (“FCPA”) and are covered by the anti-bribery provisions of the FCPA. The anti-bribery provisions of the FCPA prohibit any domestic concern and any officer, director, employee, or agent, acting on behalf of the domestic concern from paying or authorizing payment of anything of value to (i) influence any act or decision by a foreign official; (ii) induce a foreign official to do or omit to do any act in violation of his/her lawful duty; (iii) secure any improper advantage; or (iv) induce a foreign official to use his/her influence to assist the payor in obtaining or retaining business, or directing business to another person.

Environmental Regulation

We are subject to a number of federal, state, and local laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including: the discharge of pollutants into the air and water; the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, and reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations; noise emissions from our facilities; and safety and health standards, practices, and procedures that apply to the workplace and the operation of our facilities. Insurance

We maintain general liability and product liability, property, worker’s compensation and business interruption insurance and are in the process of obtaining director and officer insurance in amounts and on terms that we believe are customary for companies similarly situated. In addition, we maintain excess insurance where we believe it is reasonably cost effective.

Research and Development

We did not incur any research and development costs during fiscal 2017 and 2016.

Employees

As of January 11, 2019, we had we have sixteen full time employees and one part-time employee. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

DESCRIPTION OF PROPERTY

We lease approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility under a lease expiring in June 2021 for $16,916 per month from John Keeler Real Estate Holding, Inc. (“Keeler Real Estate”), a corporation owned by a trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom is a child of our Executive Chairman, John Keeler. The Company is a guarantor of the mortgage on the distribution facility which had a balance of approximately $1,307,007 as of December 31, 2018. We believe our current facilities are adequate for our immediate and near-term needs.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations should be read in conjunction with with the financial statements and the notes to those statements appearing in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several premium brand names such as Blue Star, Oceanica, Pacifika, Crab & Go and Harbor Banks. Our products are also sold in Mexico, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong. The crab meat which we import is processed in 14 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors. The Company’s executive offices and warehouse facility are based in Miami, Florida. Additionally, the Company may, from time to time, utilize third party warehouses located in Miami, Baltimore, Philadelphia and Los Angeles.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Results of Operations

The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2017 and 2016.

The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this prospectus.

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Net Sales. Revenue for the twelve months ended December 31, 2017 decreased 1.5% to $36,951,923 as compared to $37,523,380 for the twelve months ended December 31, 2016. The revenue decrease reflects a decrease in poundage sold attributable to pressure on the commodity that caused the Company’s overall imports to decrease by 9% for the twelve months ended December 31, 2017, and a decrease in industry demand as prices increased during 2017 to new market highs causing, we believe, customers to either downgrade their purchases to less expensive specifications, or remove crab from their menus altogether.

Cost of Goods Sold. Cost of goods sold for the twelve months ended December 31, 2017 decreased to $31,254,430 as compared to $32,689,580 for the twelve months ended December 31, 2016. The decrease is partially attributable to the revenue decline but is primarily attributable to selling price outpacing the cost of inventory as prices increased during the 12 months ended December 31, 2017.

Gross Profit Margin. Gross profit margin for the twelve months ended December 31, 2017 increased $863,693 to $5,697,493 from $4,833,800 for the twelve months ended December 31,2016. This increase is directly attributable to rising market prices that outpaced the increase in cost of products that were being shipped during the twelve months ended December 31, 2017. The Company attributes the increase to data analytics that led to decreased purchasing of inventory during the previous cyclical high commodity costs, and a subsequent increase in purchasing as the commodity bottomed out.

Gross profit margin for the twelve months ended December 31, 2017 increased to 15.4% from 12.9% for the same period in 2016. This increase is directly attributable to rising market prices that outpaced the increase in cost of products in inventory during the twelve months ended December 31, 2017.

Commissions Expenses. Commissions expenses decreased from $227,272 for the twelve months ended December 31, 2016 to $155,574 for the twelve-month period ended December 31,2017. The decrease was primarily due to a re-alignment of the Company’s sales structure, reducing the number of accounts that earned brokerage commissions.

Salaries & Wages Expense. Salaries and wages decreased $26,251, or 1.4%, to $1,859,706 for the twelve months ended December 31, 2017 as compared to $1,885,957 for the twelve months ended December 31, 2016 as a result of employee attrition in the international department.

Other Operating Expense. Other operating expenses increased by 1.3% from $2,311,132 for the twelve months ended December 31, 2016 to $2,340,163 for the twelve months ended December 31, 2017. The increase is primarily attributable to an increase in amortization expense for the twelve months ended December 31, 2017, due to an increase in loan costs amortizations related to the lending facility that was executed on August 31, 2016.

Interest Expense. Interest expense increased from $914,355 for the twelve months ended December 31, 2016 to $969,416 for the twelve months ended December 31, 2017. This increase is due to an increase in interest paid to the Company’s stockholder of $47,660 under 6% promissory notes and an increase of $7,468 of interest paid on third party debt. The increase in stockholder interest is related to interest paid on an additional $500,000 that was loaned to the Company during 2017.

Other Expenses. Other expenses decreased from $368,989 for the twelve months ended December 31, 2016 to $29,478 for the twelve months ended December 31, 2017. The decrease is attributable to a decrease of $248,340 in consultant fees related to the lender forbearance during the first eight months of 2016, a decrease of $23,565 in legal fees related to such lender forbearance and a decrease of $110,000 in forbearance fees for the eight months ended December 31, 2017 as compared to the twelve months ended December 31, 2016.

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Net Income/(Loss). The company generated a net profit of $343,156 for the twelve months ended December 31, 2017 as compared to a net loss of $873,905 for the twelve months ended December 31, 2016. The increase in net profit is attributable to an increase in gross profit margins and a decrease in both operating and other expenses. Profits improved despite the reduction in revenue for the twelve months ended December 31, 2017 as compared to December 31, 2016.

Cash (Used in) Provided by Operating Activities. Our cash used in operating activities during the twelve months ended December 31, 2017 was $3,075,944 as compared to cash provided by operating activities of $4,119,808 for the twelve months ended December 31, 2016. The decrease is attributable to cash generated from inventory of ($3,429,637) during the twelve months ended December 31, 2107 as compared to cash generated from inventory of $3,595,789 during the twelve months ended December 31, 2016. Additionally, for the twelve months ended December 31, 2017 cash provided by Accounts receivable was ($257,934) as compared to the cash provided by Accounts receivable of $527,719 for the twelve months ended December 31, 2016.

Cash Used in Investing Activities. Cash used in investing activities for the twelve months ended December 31, 2017 was $33,491 as compared to $17,554 cash used for the twelve months ended December 31, 2016.

Cash Provided by (Used in) Financing Activities. Cash provided by financing activities for the twelve months ended December 31, 2017 was $3,027,821 as compared to cash used in financing activities of $4,064,246 for the twelve months ended December 31, 2016. The primary difference was the increase in the outstanding line of credit and borrowing from the Company’s stockholder during 2017. During the twelve months ended December 31, 2016 cash was utilized to reduce the Company’s working capital line of credit.

Nine Months Ended September 30, 2018 Compared to the Nine Months Ended September 30, 2017

Results of Operations

The selected historical financial information presented below is derived from our unaudited consolidated financial statements for the nine months ended September 30, 2018 and 2017.

The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this prospectus.

Net Sales. Revenue for the nine months ended September 30, 2018 decreased 14.8% to $24,138,548 as compared to $28,326,233 for the nine months ended September 30, 2017 as a result of a decrease in poundage sold due to a decrease in industry demand as prices reached a record high during the second quarter of 2018. We believe that these new market highs caused customers to either downgrade their purchases to less expensive specifications or remove crab from their menus altogether. In addition, the Company sold $4,908,566 or 446,291 pounds less of Hanaii crab meat during the nine months ended September 30, 2018 than during the nine months ended September 30, 2017 due to a shortage of supply from China at the end of their 2018 season, leaving the Company with minimal inventory of Hanaii crab meat.

Cost of Goods Sold. Cost of goods sold for the nine months ended September 30, 2018 decreased to $20,552,952 as compared to $23,654,699 for the nine months ended September 30, 2017. The decrease is attributable to the revenue decline and the reduction in selling price outpacing the reduction in cost of inventory during the first three months of the nine-month period ended September 30, 2018. However, during the middle three months of the nine-month period ended September 30, 2018 market conditions changed, and the increasing pricing outpaced that of the cost of product in inventory. During the final three months of the nine-month period, prices stabilized at the higher levels.

Gross Profit Margin. Gross profit margin for the nine months ended September 30, 2018 decreased by $1,085,938 as compared to the nine months ended September 30, 2017. This decrease was attributable to the decline in revenue and the downward pressure on crab meat during the first three months of the nine-month period ended September 30, 2018 when the decline in selling price outpaced the decline in cost of products that were being shipped during the second three months of the nine-month period. The increase in pricing far outpaced the cost of inventory for crab meat during the nine months ended September 30, 2018, but there was insufficient revenue generated during that period to outpace the suppressed margins of the first three months of 2018.

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Gross profit margin for the nine months ended September 30, 2018 decreased to 14.9% from 16.45% for the nine months ended September 30,2017. This decrease is directly attributable to volatility in the price of crab meat during the first nine months of 2018.

Commissions Expenses. Commissions expenses decreased from $118,285 in the nine months ending September 30, 2017 to $105,626 for the nine months ending September 30, 2018, primarily due to a re-alignment of the Company’s sales department, reducing the number of accounts that earned brokerage commissions.

Salaries and Wages Expense. Salaries and wages expense decreased $104,433, or 7.2% for the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017. This decrease is reflective of a re-alignment of the Company’s sales department in the first nine months of 2018.

Other Operating Expense. Other operating expenses increased by 2.3% from $728,156 for the nine months ended September 30, 2017 to $1,767,861 for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in professional fees during the nine months ended September 30, 2018, as the Company prepared for the Merger.

Interest Expense. Interest expense increased from $724,117 for the nine months ended September 30, 2017 to $785,142 for the nine months ended September 30, 2018. This increase is due to the increase of 1.02% in the underlying 30-day LIBOR rate as compared to 30-day LIBOR rate in the nine months ended September 30, 2017.

Other Income. Other Income increased from $0 for the nine months ended September 30, 2017 to $391,533 for the same period in 2018 due the recognition of a one-time gain for a settlement with a vendor related to a commercial dispute that reduced the outstanding accounts payable to his vendor by $391,533.

Other Expenses. Other expenses decreased from $29,478 for the nine months ended September 30, 2017 to $0 for the nine months ended September 30, 2018. This reduction is attributable to the fact that the Company is no longer in forbearance with its credit facility lender.

Net Income/(Loss). The Company generated a net profit of $33,115 for the nine months ended September 30, 2018 as compared to a net profit of $624,044 for the nine months ended September 30, 2017. The decrease in net profit is attributable to decreased revenues combined with suppressed margins during the first three months of the nine-month period ended September 30, 2018.

Liquidity and Capital Resources

At September 30, 2018, the Company had deficit working capital deficit of $1,603,958, with current liabilities including $2,901,136 in stockholder loans that are subordinated to the provider of the working capital facility as compared to a working capital deficit of $1,676,219 at December 31, 2017, also including $2,910,136 in stockholder debt. The Company’s primary sources of liquidity consisted of inventory of $6,866,917 and accounts receivable of $3,400,550 at September 30, 2018. The increase in working capital was due primarily to the reduction of inventories of $6,085,933 and accounts receivable of $1,275,038, as opposed to the reduction in accounts payable and the working capital line of credit of $6,304,626.

The Company has historically financed its operations through the cash flow generated from operations, loans from John Keeler and a working capital line of credit.

Loan and Security Agreement

On August 31, 2016, the Company entered into a Loan and Security Agreement and a revolving credit note for a $14,000,000 revolving line of credit with ACF, the proceeds of which were used to pay off the prior line of credit, pay new loan costs of approximately $309,000, and provide additional working capital. The credit facility was amended on November 18, 2016, September 19, 2017, October 16, 2017, September 19, 2018 and November 8, 2018. In the fourth amendment the term of this facility was extended to 2021 and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

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The line of credit bears an interest at the greater of (i) the 3-month LIBOR rate plus 6.25%, (ii) the prime rate plus 3.0% and (iii) 6.5%. Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain specified limitations. The credit line is collateralized by substantially all the assets of the Company and is personally guaranteed by John Keeler, our Executive Chairman. The Company is restricted with respect to certain distribution payments, use of funds and is required to comply with certain other covenants including certain financial ratios.

During the first nine months of 2018, the Company failed to meet certain financial covenants. Such default was waived in September 2018 pursuant to the fourth amendment to the Loan and Security Agreement and no default interest was incurred. The Company is currently in compliance with all covenants and the line of credit currently bears interest at the rate of 8.571%. At September 30, 2018, the outstanding balance of the line of credit was $7,462,153.

John Keeler Promissory Notes

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000 6% demand promissory notes to John Keeler, our Executive Chairman. As of September 30, 2018, $2,910,000 of principal and $130,956 of interest was paid under the notes. These notes have been subordinated to the provider of the working capital line of credit and payment of these loans are restricted under this subordination agreement. After satisfaction of the terms of the subordination, the Company can prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely made.

Cash Provided by Operating Activities. Cash provided by operating activities during the nine months ended September 30, 2018 was $4,696,306 as compared to cash utilized by operating activities of $969,368 for the nine months ended September 30, 2017. The increase is attributable to cash generated from the reduction of inventory and accounts receivable of $7,360,971 during the nine months ended September 30, 2018 as compared to cash utilized via the increase of inventory and accounts receivable of $72,644 during the nine months ended September 30, 2017.

Cash Used for Investing Activities. Cash used for investing activities for the nine months ended September 30, 2018 was $6,371 as compared to $25,861 used for investing activities for the nine months ended September 30, 2017.

Cash Used in Financing Activities. Cash used in financing activities for the nine months ended September 30, 2018 was $4,730,060 as compared to cash provided by financing activities of $923,010 for the nine months ended September 30, 2017. The Company’s revolving working capital line of credit was paid down by the conversion of inventory during the first nine months of 2018.

Critical Accounting Policies and Estimates

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entity

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, Consolidation, when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”), as defined in ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of which owner is the primary beneficiary of a VIE requires management to make significant estimates and judgments about the rights, obligations, and economic interests of each interest holder in the VIE.

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The Company evaluates its interests in VIE’s on an ongoing basis and consolidates any VIE in which it has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb losses of the VIE that could potentially be significant to it or the right to receive benefits from the VIE that could be significant to the VIE.

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike the Gold Foods, Ltd. (“Strike”), a related party entity which holds the Company’s inventory on consignment in United Kingdom (see Note 3). The Company evaluated its interest in Strike and determined that Strike is a VIE due to the Company’s implicit interest in Strike and the fact that Strike and the Company were under common control after the transfer of the controlling interest. Moreover, the Company determined that it is the primary beneficiary of Strike due to the fact that the Company had both the power to direct the activities that most significantly impact Strike and the obligation to absorb losses or the right to receive benefits from Strike. Therefore, the Company consolidated Strike in its financial statements.

Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the controlling interest transfer.

The Company also evaluated its interest in three related party entities that are under common control with the Company, Bacolod, Bicol Blue Star Export Co. (“Bicol”) and John Keeler Real Estate Holding (“JK Real Estate”), in light of ASC 810. The Company purchased inventory from Bacolod, an exporter of pasteurized crab meat out of the Philippines. The Company purchased inventory, via Bacolod, from Bicol. The Company leases its office and warehouse facility from JK Real Estate, a landlord that is a related party through common family beneficial ownership.

The Company determined that Bacolod and Bicol are not VIE’s as they do not meet the criteria to be considered a VIE per ASC 810. The Company does not directly or indirectly absorb any variability of Bacolod or Bicol. The relationship between the Company and Bacolod and Bicol is strictly a supplier/customer relationship. Moreover, Bacolod and Bicol have other customers besides the Company. Even if the Company is no longer Bacolod or Bicol’s customer, they would be able to sustain their operations from selling their inventory to their other customers. As the Company concluded that Bacolod and Bicol are not VIE’s and the Company is not deemed their primary beneficiary, Bacolod or Bicol is not consolidated with the Company’s financial statements.

The Company determined that JK Real Estate is a VIE due the fact that the Company guarantees the mortgage on the facility rented from JK Real Estate. Therefore, JK Real Estate’s equity at risk is not deemed sufficient to permit JK Real Estate to finance its activities without subordinated financial support. Moreover, the activities of JK Real Estate are substantially conducted on behalf of the Company’s stockholder. The Company concluded that it not the primary beneficiary of JK Real Estate since the Company does not have the power to direct the activities that most significantly impact JK Real Estate. Therefore, JK Real Estate is not consolidated with the Company’s financial statements.

Cash, Restricted Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into cash collateral account and will be cleared and applied to the Company’s line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit. As of December 31, 2017 and December 31, 2016, restricted cash was approximately $29,500 and $194,000, respectively.

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Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return and allowances and are stated at estimated net realizable value. As of December 31, 2017 and December 31, 2016, the Company recorded sales return and allowances of approximately $155,000 and $134,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2017 and December 31, 2016.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at the Company’s warehouse facility as well as public cold storage facilities and merchandise in transit from suppliers. The cost of inventory is primarily determined using the specific identification method. Inventory is valued at the lower of cost or market, using the first-in, first-out method.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $6,148,000 and $5,363,000 as of December 31, 2017 and December 31, 2016, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or market based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of approximately $39,300 and $48,500 for the years ended December 31, 2017 and December 31, 2016, respectively.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, including Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2017 and December 31, 2016, the balance due from Bacolod for future shipments was approximately $0 and $982,000, respectively. The 2016 balances represent approximately two to three months of purchases from the supplier.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

Furniture and fixtures	7 to 10 years

Computer equipment	5 years

Warehouse and refrigeration equipment	10 years

Leasehold improvements	7 years

Automobile	5 years

Trade show booth	7 years

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Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. At December 31, 2017 and December 31, 2016, the Company believes the carrying values of its long-lived assets were recoverable and as such, the Company did not record any impairment.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollars. The assets and liabilities held by the Company’s VIE have a functional currency other than the U.S. Dollar. They are translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. The VIE’s revenue and expenses are translated into U.S. Dollars at the average rates that prevailed during the period. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $56,000 and $(12,000) for the years ended December 31, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company recognizes revenue when the products are shipped, the risks of ownership transfer to the customer and collectability is reasonably assured. Revenue is stated net of sales returns and allowances. Provision for sales return is estimated based on the Company’s historical return experience.

The Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration, in accordance with ASC 605, Revenue Recognition. Otherwise, the incentives are expensed.

Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $108,000 and $82,500, for the years ended December 31, 2017 and December 31, 2016, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Customer Concentration

The Company had three customers which accounted for approximately 63% and 60%, of revenue during the years ended December 31, 2017 and 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% and 63% of the total accounts receivable as of December 31, 2017 and 2016, respectively. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Supplier Concentration

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in three countries, Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017.

The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers are located in four countries, Indonesia, Philippines, China and USA, which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016.

These suppliers included Bacolod, a related party, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and December 31, 2016, respectively.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value of Financial Instruments

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. We believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand.

Reclassifications

Certain amounts in prior year have been reclassified to conform to the current year presentation.

Income Taxes

The Company with stockholder consent has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

The Company assesses its tax positions in accordance with ASC 740, Income Taxes, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed), that remain subject to examination by the Company’s major tax jurisdictions. The Company’s tax returns for 2014 through 2017 remain subject to examination by the Internal Revenue Service.

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest and penalties related to uncertain tax positions, if any, are classified as a component of income tax expense. The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

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For the years ended December 31, 2016 and December 31, 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 34.92% and 68.09% as of December 31, 2016 and December 31, 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

As of the date of the Merger, the Company no longer qualified for a Subchapter S Corporation election.

Recently Issued Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The below disclosure reflects the Company’s updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and the Company has no significant post-delivery obligations, this did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Revenue Recognition: Revenue from the Company’s product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of its goods to customers in return for expected consideration and includes the following elements:

●	the Company ensures it has an executed purchase order with its customers that it believes is legally enforceable;

●	the Company identifies the “performance obligation in the respective purchase order;

●	the Company determines the “transaction price” for each performance obligation in the respective purchase order;

●	the Company allocates the transaction price to each performance obligation; and

●	the Company recognizes revenue only when it satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	Revenue – the Company sells its products to wholesalers, distributors and retailers (i.e., its customers). The Company’s wholesalers/distributors in turn sell its products directly to restaurants or end users as well as retail stores. Revenue from the Company’s product sales is recognized as when the product is taken from the Company’s warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances – The Company estimates expected product returns for its allowance based on its historical return rates. Returned product is evaluated for resale and may be resold.

ASC 842 Leases. In February 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

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MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is not currently, and there has never been, any market for any of our common stock. Our common stock is not eligible for trading on any national securities exchange and are not quoted for sale on any over-the-counter markets, including the OTCQB.

Stockholders

As of January 11, 2019, there were six stockholders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Our Loan and Security Agreement with ACF contains terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Sale of Restricted Shares

All of the shares of our common stock outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144.

Lock-up Agreements

In connection with the Merger, holders of 15,750,000 shares of our common stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible or exercisable for shares of common stock during the Restricted Period in excess of 50% of all of the common stock held by (or issuable to) them and at a price below $2.20 per share. Notwithstanding such restrictions, during the Restricted Period (i) the Restricted Holders may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions and (ii) the Pre-Merger Holders may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, neither the Restricted Holders nor the Pre-Merger Holders may sell, dispose or otherwise transfer more than one-third of the common stock held by such Holder in any two-month period.

Following the Restricted Period and subject to the terms of the lock-up agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the Restricted Period, certain of the shares of common stock that are restricted securities or are held by our affiliates as of the date of the Merger will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Registration Rights

On November 8, 2018, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors in the Offering. Pursuant to the terms of the Registration Rights Agreement, within 120 business days after the closing of the Offering, the Company is obligated to file a registration statement (the “Registration Statement”) with the SEC covering the Conversion Shares and the Warrant Shares (collectively, the “Registrable Shares”) and use its commercially reasonable efforts to cause such Registration Statement to be declared effective and to keep such Registration Statement effective for a period of twelve months or for such shorter period ending on the earlier to occur of (x) the sale of all Registrable Securities and (y) the availability of Rule 144 for the sale of the Registrable Securities without volume limitations within a 90 day period (the “Effectiveness Period”). Notwithstanding the foregoing, in the event that the SEC limits the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the SEC on a pro-rata basis (the “SEC Cutback”).

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The holders of Registrable Shares will have “piggyback” registration rights for such Registrable Shares with respect to two registration statements in accordance with the terms and the notice requirements of the Registration Rights Agreement, subject to a SEC Cutback or a customary cutback in an underwritten offering, both which would be pro rata.

The Company has also agreed to register shares issued in connection with the Merger, shares issuable to the Settlement Parties and the Retained Shares on the Registration Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans as of December 31, 2018:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	6,240,000	1,167	1,260,000
Equity compensation plans not approved by security holders	0	0	0

(1)	Represents (i) options to purchase 3,120,000 shares of common stock at $0.333 to Carlos Faria and (ii) options to purchase 3,120,000 shares of common stock at $2.00 per share to Christopher Constable granted under the 2018 Plan.

MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS

Executive officers and directors

The following persons became our executive officers and directors on November 8, 2018, upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
John Keeler	47	Executive Chairman of the Board
Carlos Faria	48	President and Chief Executive Officer and a director
Christopher H. Constable	52	Chief Financial Officer, Treasurer and Secretary and a director
Nubar Herian	49	Director

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Our directors hold office for three-year terms and until their successors have been elected and qualified. Our officers are elected by the Board of Directors and serve at the discretion of the Board.

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Carlos Faria has been President and Chief Executive Officer and a director since the effectiveness of the Merger. Mr. Faria was a consultant to Keeler & Co since December 2016. Prior thereto, from September 2015 to November 2016, Mr. Faria was senior vice president of Procurement at AquaStar, the largest division of the privately-held Red Chamber Group, a diversified and vertically integrated seafood company, where he developed four new product lines of pasteurized seafood and helped build a supplier network in Indonesia, the Philippines, Thailand, Vietnam and China. From February 2012 to August 2015 Mr. Faria was vice president of operations at Chicken of the Sea Frozen Foods, the largest US division of the Thai Union Group, a diversified and vertically integrated worldwide seafood company and head of East Coast operations of Empress International, where he was responsible for M&A strategy and the acquisition of $250 million Orion Seafood International, Inc., the largest marketer of frozen lobster products in the United States. From May 2003 to January 2012, Mr. Faria was senior vice president of International, Supply Chain & Strategy at John Keeler & Co. where he implemented sales and operations planning process to structure growth for the company and vertically integrated operations in Indonesia and the Philippines with multiple processing plants. Mr. Faria has also held positions in corporate finance, including as a deputy general manager at WestLB Group (Banque Europeenne pour l’Amerique Latine – a West Deutsche Landesbank subsidiary) (Caracas, Venezuela) and as an international business analyst at Citibank, NA (Caracas, Venezuela). Mr. Faria graduated from the Universidad Metropolitana (Venezuela), with a bachelor’s in business administration, majoring in management and received training at the Harvard Business School in supply chain management. Mr Faria’s extensive experience in the seafood industry led to the decision to appoint him to the board of directors.

Christopher H. Constable has been Chief Financial Officer, Treasurer and Secretary and a director since the effectiveness of the Merger. Mr. Constable was Chief Financial Officer of Keeler & Co since May 2003. Mr. Constable manages the Company’s US finance operations. In addition, Mr. Constable manages the finance operations of the Company’s international affiliates, Bacolod Blue Star Export Corp, Bicol Blue Star Export Corp Strike the Gold Foods, Ltd., affiliated suppliers. Prior thereto, from 1999 to 2003, Mr. Constable was a consultant at Gateway Capital Corp., a business consulting firm, where he analyzed the financial and reporting capabilities of prospective lending customers for lines of credit from $10 to $100 million. Additionally, Mr. Constable was involved with loan workouts of facilities that required either liquidation or restructuring to ensure collectability for the financial institutions. From 1990 to 1999, Mr. Constable was a commercial banker at Mercantile Bankshares in Baltimore, Finova Capital Corporation and Capital Bank, both in south Florida. Mr. Constable received his B.S. in Finance with an Accounting Minor from the Merrick School of Business at the University of Baltimore, in 1989. Mr. Constable’s experience with the Company and industry knowledge led to the decision to appoint him to the board of directors.

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Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors. There are no family relationships among our directors and executive officers.

Committees

The Company has no nominating, audit or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. The entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of three members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.”

Board Diversity

Upon consummation of the Merger, the board of directors will review, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

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Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The table below sets forth certain information about the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during 2018 (each a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position*	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Total ($)
John Keeler	2018	104,959	1,000	25,465	(1)	131,424
Executive Chairman of the Board	2017	104,595	-	18,912	(1)	123,507

Carlos Faria	2018	150,000	1,000	3,398	(1)	154,398
President and Chief Executive Officer	2017	120,000	5,000	1,668	(1)	126,668

Christopher Constable	2018	253,475	1,000	3,398	(1)	257,873
Chief Financial Officer	2017	235,852	10,807	3,109	(1)	249,768

(1)	Represents health insurance premiums paid on behalf of the executive officer by the Company.

*Howard Gostfrand, served as the Company’s Chief Executive Officer prior to the Merger and received no compensation for such service.

Our executive officers have basic health benefits that are generally available to all of our employees.

We offer a 401(k) plan to eligible employees, including our executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Outstanding Equity Awards

The table below reflects all outstanding equity awards made to any Named Executive Officer that were outstanding at December 31, 2018.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

Option Awards
		Number of		Number of
		Securities		Securities
		Underlying		Underlying
		Unexercised		Unexercised		Option	Option
		Options (#)		Options (#)		Exercise	Expiration
Name	Grant Date	Exercisable		Unexercisable		Price ($)	Date
Carlos Faria	11/8/18	3,120,000	(1)	-		0.333	11/8/28

Christopher Constable	11/8/18	-		3,120,000	(1)(2)	2.00	11/8/28

(1)

Such shares are subject to a lock-up agreement with the Company for the Lock-Up Period, pursuant to which such officer may not sell or dispose of more than 50% of the common stock held by him or at a price per share of less than $2.20, except for up to 10% of his shares to a charitable organization which agrees to be bound by such Lock-Up Period restrictions. After the Lock-Up Period, such officer may not sell more than one-third of the common stock held by him in any two-month period.

(2)	Shares subject to the option vest and become exercisable on the first anniversary of the date of grant.

2018 Equity Incentive Plan

We have adopted the 2018 Plan that provides for the grant of up to 7,500,000 shares of common stock. Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240,000 million shares of common stock to certain executive officers and directors.

Share Reserve. 7,500,000 shares of common stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights(“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

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Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the NASDAQ rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Options (“NSOs”) will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

Incentive Stock Options (“ISOs”) will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock Awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

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Deferred Stock Awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARS”), may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in common stock or in a combination of both.

Stock Payment Awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

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● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of common stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

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● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

Employment Agreements

We do not currently have employment agreements with our officers.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future. We reimburse our directors for reasonable expenses incurred in connection with their service as directors.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

63

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under such rules, our board of directors has determined that none of the members of the board of directors, except Nubar Herian, are independent directors, because each of the other directors are executive officers of our company. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our Common Stock at January 11, 2019, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of January 11, 2019 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 16,015,000 shares of common stock outstanding as of January 11, 2019, giving effect to the Offering and taking into account the consummation of the Merger, the Share Surrender and the Company Settlement. Shares of common stock that a person has the right to acquire within 60 days of January11, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	15,000,000		93.7%
Carlos Faria	3,120,000	(1)	16.3%
Christopher H. Constable		(2)	-
Nubar Herian	450,000	(3)	2.7%
All current directors and executive officers as a group (4 persons)	18,570,000		94.8%

(1)	Represents a currently exercisable option to purchase shares of common stock at an exercise price of $0.333 per share.
(2)	Does not include stock options to purchase 3,120,000 shares of common stock issued on November 8, 2018, which do not vest until one year from the date of grant.
(3)	Represents 300,000 Conversion Shares and 150,000 Warrant Shares.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

The following is a description of transactions since January 1, 2016 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our pre-Merger capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000 6% demand promissory notes to John Keeler, our Executive Chairman. We can prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 75% and 20%, respectively, of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 80% and 15%, respectively, of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sells the Company’s packaged crab meat in the United Kingdom.

We lease approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility under a lease expiring in June 2021 for $16,916 per month from Keeler Real Estate, a corporation 33% owned by each trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom are our Executive Chairman, John Keeler’s children. The Company is a guarantor of the mortgage on the distribution facility which had a balance of approximately $1,325,189 as of June 30, 2018.

From time to time, we may prepay Bacolod for future shipments of product which may represent two to three months of purchases. There was no balance due for future shipments from Bacolod as of December 31, 2017 and there was $982,000 due as of December 31, 2016.

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A company owned by the parents of John Keeler, our Executive Chairman, is a party to the Settlement Agreement and was issued 40 Units on November 8, 2018 in connection with the Company Settlement.

John Keeler, our Executive Chairman, is a party to an Unconditional and Continuing Guaranty, dated August 31, 2016, with ACF, pursuant to which Mr. Keeler is guarantor of the Company’s obligations under our Loan and Security Agreement with ACF.

On March 31, 2018, we issued options to purchase 104 shares of common stock of Keeler & Co with an exercise price of $10,000 per share to Carlos Faria, our President and Chief Executive Officer, for services provided to Keeler & Co. Upon the closing of the Merger, such options were converted into ten-year immediately exercisable options to purchase an aggregate of 3,120,000 shares of common stock at an exercise price of $0.333 under the 2018 Plan,

On November 8, 2018, we issued Christopher Constable, our Chief Financial Officer, a ten-year option under the 2018 Plan to purchase 3,120,000 shares of common stock at an exercise price of $2.00 which vest one-year from the date of grant.

On November 8, 2018, we issued 600 Units in the Offering to Nubar Herian, a director of our company, for $600,000.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$4,156.05
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$3,000.00
Total	$42,156.05

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172 or (305) 836-6858. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2017 and December 31, 2016 have been audited by MaloneBailey, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors of

John Keeler & Co., Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of John Keeler & Co., Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2014.

Houston, Texas

November 14, 2018

F-1

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2017	2016
ASSETS

CURRENT ASSETS
Cash (including VIE $22,571 and $41,889, respectively)	$29,377	$54,981
Restricted Cash	29,498	193,674
Accounts receivable, net (including VIE $138,333 and $53,750, respectively)	4,675,588	4,417,654
Inventory, net (including VIE $257,798 and $89,127, respectively)	12,952,850	9,434,629
Advances to related party	-	981,972
Other current assets (including VIE $3,656 and $2,247, respectively)	99,997	170,367
Total current assets	17,787,310	15,253,277

FIXED ASSETS, net	146,496	175,405

OTHER ASSETS	311,053	343,930

TOTAL ASSETS	$18,244,859	$15,772,612

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accruals (including VIE $318,073 and $40,329, respectively)	$4,409,232	$5,314,796
Working capital line of credit	12,109,150	9,597,415
Current maturities of long-term debt	35,011	33,090
Stockholder notes payable - Subordinated	2,910,136	2,410,136
Total current liabilities	19,463,529	17,355,437

LONG -TERM DEBT	33,878	68,889

TOTAL LIABILITIES	19,497,407	17,424,326

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
John Keeler & Co. stockholder’s deficit:
Common stock, $1.00 par value 500 shares authorized, issued and Outstanding	500	500
Additional paid-in capital	559,257	559,257
Accumulated deficit	(1,494,927)	(1,888,799)
Total John Keeler & Co. stockholder’s deficit	(935,170)	(1,329,042)
Non-controlling interest	(424,081)	(373,365)
Accumulated other comprehensive income (VIE)	106,703	50,693
Total VIE’s deficit	(317,378)	(322,672)

TOTAL STOCKHOLDER’S DEFICIT	(1,252,548)	(1,651,714)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$18,244,859	$15,772,612

The accompanying notes are an integral part of these financial statements

F-2

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31,

	2017	2016

REVENUE, NET	$36,951,923	$37,523,380
COST OF REVENUE (including approximately $17,230,000 and $5,850,000 respectively, purchased from related party)	31,254,430	32,689,580
GROSS PROFIT	5,697,493	4,833,800
COMMISSIONS	155,574	227,272
SALARIES & WAGES	1,859,706	1,885,957
OTHER OPERATING EXPENSES	2,340,163	2,311,132

INCOME (LOSS) FROM OPERATIONS	1,342,050	409,439

OTHER EXPENSE	(29,478)	(368,989)
INTEREST EXPENSE	(969,416)	(914,355)

NET INCOME (LOSS)	343,156	(873,905)

LESS: NET INCOME ( LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(50,716)	18,156

NET INCOME (LOSS) LOSS ATTRIBUTABLE TO JOHN KEELER & CO.	$393,872	$(892,061)

COMPREHENSIVE INCOME (LOSS):

TRANSLATION ADJUSTMENT ATTRIBUTABLE TO NON-CONTROLLING INTEREST	56,010	(11,868)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$5,294	$6,288

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO JOHN KEELER & CO.	$393,872	$(892,061)

PRO FORMA DATA:
PRO FORMA INCOME TAX EXPENSE	270,635	(309,096)

PRO FORMA NET (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$123,237	$(582,965)

PRO FORMA COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$123,237	$(582,965)

The accompanying notes are an integral part of these financial statements

F-3

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2017 and 2016

	Common Stock $1.00 par value
	Shares	Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total John Keeler & Co. Stockholder’s Deficit	Non-Controlling Interest	Total Stockholder’s Equity (DEFICIT)

December 31, 2015	500	$500	$559,257	$(996,738)	$(436,981)	(328,960)	$(765,941)

Net loss	-	-	-	(892,061)	(892,061)	18,156	(873,905)

Comprehensive income	-	-	-	-	-	(11,868)	(11,868)

December 31, 2016	500	$500	$559,257	(1,888,799)	(1,329,042)	(322,672)	$(1,651,714)

Net Income	-	-	-	393,872	393,872	(50,716)	343,156

Comprehensive loss	-	-	-	-	-	56,010	56,010

December 31, 2017	500	$500	$559,257	(1,494,927)	(935,170)	(317,378)	$(1,252,548)

The accompanying notes are an integral part of these financial statements

F-4

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$343,156	$(873,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	62,400	62,353
Amortization of intangible assets	6,491	6,492
Amortization of loan costs	164,457	118,405
Allowance for inventory obsolescence	(88,584)	(103,657)
Changes in operating assets and liabilities:
Receivables	(257,934)	527,719
Inventories	(3,429,637)	3,595,789
Advances to affiliated supplier	981,972	(107,909)
Other current assets	70,370	(42,767)
Other assets	(23,071)	(699)
Accounts payable and accruals	(905,564)	937,987
Net cash provided by (used) in operating activities	(3,075,944)	4,119,808

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(33,491)	(17,554)
Net cash used in investing activities	(33,491)	(17,554)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital lines of credit	39,080,437	41,968,961
Repayments of working capital lines of credit	(36,568,702)	(45,499,318)
Principal payments of long-term debt	(33,090)	(31,272)
Proceeds from stockholder notes payable - Subordinated	500,000	-
Payments of Loan costs	(115,000)	(308,943)
Changes in restrictive cash	164,176	(193,674)
Net cash provided by (used) in financing activities	3,027,821	(4,064,246)

Effect of exchange rate changes on cash	56,010	(11,868)

NET INCREASE (DECREASE) IN CASH	(25,604)	26,140

CASH, BEGINNING OF PERIOD	54,981	28,841

CASH - END OF PERIOD	$29,377	$54,981

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$969,483	$914,355

The accompanying notes are an integral part of these financial statements

F-5

John Keeler & Co., Inc. DBA Blue Star Foods

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2017 and 2016

Note 1.	Company Overview

Located in Miami, Florida, John Keeler & Co., Inc. (the “Company”) d/b/a Blue Star Foods has been in business for approximately twenty-one years. The Company was formed under the laws of the State of Florida. The primary focus of the Company and current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States of America, Canada and Europe under several brand names such as Blue Star, Seassentials, Oceanica, Pacifika and Harbor Banks.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entity

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, Consolidation, when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”), as defined in ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of which owner is the primary beneficiary of a VIE requires management to make significant estimates and judgments about the rights, obligations, and economic interests of each interest holder in the VIE.

The Company evaluates its interests in VIE’s on an ongoing basis and consolidates any VIE in which it has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb losses of the VIE that could potentially be significant to it or the right to receive benefits from the VIE that could be significant to the VIE.

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike the Gold Foods, Ltd. (“Strike”), a related party entity which holds the Company’s inventory on consignment in United Kingdom (see Note 3). The Company evaluated its interest in Strike and determined that Strike is a VIE due to the Company’s implicit interest in Strike and the fact that Strike and the Company were under common control after the transfer of the controlling interest. Moreover, the Company determined that it is the primary beneficiary of Strike due to the fact that the Company had both the power to direct the activities that most significantly impact Strike and the obligation to absorb losses or the right to receive benefits from Strike. Therefore, the Company consolidated Strike in its financial statements.

F-6

Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the controlling interest transfer.

The Company also evaluated its interest in three related party entities that are under common control with the Company, Bacolod Blue Star Export Corp. (“Bacolod”), Bicol Blue Star Export Co. (“Bicol”) and John Keeler Real Estate Holding (“JK Real Estate”), in light of ASC 810. The Company purchased inventory from Bacolod, an exporter of pasteurized crab meat out of the Philippines. The Company purchased inventory, via Bacolod, from Bicol. The Company leases its office and warehouse facility from JK Real Estate, a landlord that is a related party through common family beneficial ownership (see Note 7).

The Company determined that Bacolod and Bicol are not VIE’s as they do not meet the criteria to be considered a VIE per ASC 810. The Company does not directly or indirectly absorb any variability of Bacolod or Bicol. The relationship between the Company and Bacolod and Bicol is strictly a supplier/customer relationship (see Advances to Suppliers and Related Party accounting policy). Moreover, Bacolod and Bicol have other customers besides the Company. Even if the Company is no longer Bacolod or Bicol’s customer, they would be able to sustain their operations from selling their inventory to their other customers. As the Company concluded that Bacolod and Bicol are not VIE’s and the Company is not deemed their primary beneficiary, Bacolod or Bicol is not consolidated with the Company’s financial statements.

The Company determined that JK Real Estate is a VIE due the fact that the Company guarantees the mortgage on the facility rented from JK Real Estate. Therefore, JK Real Estate’s equity at risk is not deemed sufficient to permit JK Real Estate to finance its activities without subordinated financial support. Moreover, the activities of JK Real Estate are substantially conducted on behalf of the Company’s stockholder. The Company concluded that it not the primary beneficiary of JK Real Estate since the Company does not have the power to direct the activities that most significantly impact JK Real Estate. Therefore, JK Real Estate is not consolidated with the Company’s financial statements.

Cash, Restricted Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company (“FDIC”) insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

F-7

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into cash collateral account, and will be cleared and applied to the line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit. As of December 31, 2017 and 2016 restricted cash was approximately $29,500 and $194,000.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return and allowances. They are stated at estimated net realizable value. As of December 31, 2017 and 2016, the Company recorded sales return and allowances of approximately $155,000 and $134,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2017 and 2016.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at the Company’s warehouse facility as well as public cold storage facilities and merchandise in transit from suppliers. The cost of inventory is primarily determined using the specific identification method. Inventory is valued at the lower of cost or market, using the first-in, first-out method.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $6,148,000 and $5,363,000 as of December 31, 2017 and December 31, 2016, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or market based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of approximately $39,300 and $48,500 for the years ended December 31, 2017 and December 31, 2016, respectively.

F-8

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, inclusive of Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2017 and 2016, the balance due from the related party for future shipments was approximately $0 and $982,000, respectively. The 2016 balances represent approximately two to three months of purchases from the supplier.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Warehouse and refrigeration equipment	10 years
Leasehold improvements	7 years
Automobile	5 years
Trade show booth	7 years

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. At December 31, 2017 and 2016, the Company believes the carrying values of its long-lived assets are recoverable and as such, the Company did not record any impairment.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

F-9

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollars. The assets and liabilities held by the Company’s VIE have a functional currency other than the U.S. Dollar. They are translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. The VIE’s revenue and expenses are translated into U.S. Dollars at the average rates that prevailed during the period. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $56,000 and $(12,000) for the years ended December 31, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company recognizes revenue when the products are shipped, the risks of ownership transfer to the customer and collectability is reasonably assured. Revenue is stated net of sales returns and allowances. Provision for sales return is estimated based on the Company’s historical return experience.

The Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration, in accordance with ASC 605, Revenue Recognition. Otherwise, the incentives are expensed.

Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $108,000 and $82,500, for the years ended December 31, 2017 and 2016, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration

The Company had three customers which accounted for approximately 63% and 60%, of revenue during the years ended December 31, 2017 and 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% and 63% of the total accounts receivable as of December 31, 2017 and 2016, respectively. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

F-10

Supplier Concentration

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in three countries, Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017.

The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers are located in four countries, Indonesia, Philippines, China and USA, which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016.

These suppliers included Bacolod, a related party, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and 2016, respectively.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value of Financial Instruments

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. We believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand.

Reclassifications

Certain amounts in prior year have been reclassified to conform to the current year presentation.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

The Company assesses its tax positions in accordance with ASC 740, Income Taxes, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed), that remain subject to examination by the Company’s major tax jurisdictions. The Company’s tax returns for 2014 through 2017 remain subject to examination by the Internal Revenue Service.

F-11

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest and penalties related to uncertain tax positions, if any, are classified as a component of income tax expense. The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

For the years ended December 31, 2016 and 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 34.92% and 68.09% as of December 31, 2016 and 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

Recently Issued Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for us on January 1, 2018. Our disclosure within the below sections to this footnote reflects our updated accounting policies that are affected by this new standard. We applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and we have no significant post delivery obligations, this did not result in a material recognition of revenue on our accompanying CFS for the cumulative impact of applying this new standard. We made no adjustments to our previously-reported total revenues, as those periods continue to be presented in accordance with our historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Our Revenue Recognition: Revenue from our product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of our goods to customers in return for expected consideration and includes the following elements:

●	we ensure we have an executed purchase order with our customers that we believe is legally enforceable;
●	we identify the “performance obligation in the respective purchase order;
●	we determine the “transaction price” for each performance obligation in the respective purchase order;
●	we allocate the transaction price to each performance obligation; and
●	we recognize revenue only when we satisfy each performance obligation.

F-12

These five elements, as applied to each of our revenue category, is summarized below:

●	Revenue - we sell our products to wholesalers, distributors and retailers (i.e., our customers). Our wholesalers/distributors in turn sell our products directly to restaurants or end users as well as retail stores. Revenue from our product sales is recognized as when the product is taken from our warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances - We estimate expected product returns for our allowance based on our historical return rates. Returned product is evaluated for resale, and may be resold.

ASC 842 Leases. In February, 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

Note 3.	Consolidation of Variable Interest Entities

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike (see Note 2). The Company concluded that Strike is a VIE and the Company is the primary beneficiary of Strike, in accordance with ASC 810, Consolidation. Therefore, the Company consolidated Strike in its financial statements. Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike was not a VIE of the

Company and the Company was not the primary beneficiary of Strike prior to the effective date of the controlling interest transfer of April 1, 2014. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike.

The information below represents the assets, liabilities and non-controlling interest related to Strike as of December 31, 2017 and December 31, 2016.

December 31, 2017

Assets	$422,358
Liabilities	318,073
Non-controlling interest	(424,081)

December 31, 2016
Assets	$187,013
Liabilities	40,329
Non-controlling interest	(373,365)

F-13

Note 4.	Fixed Assets

Fixed assets comprised the following at December 31:

	2017	2016
Computer equipment	$22,924	$18,303
Warehouse and refrigeration equipment	135,607	106,737
Leasehold improvements	26,600	26,600
Automobile	174,621	174,621
Total	359,752	326,261
Less: Accumulated depreciation and amortization	(213,256)	(150,856)
Fixed assets, net	$146,496	$175,405

For the years ended December 31, 2017 and 2016, depreciation and amortization expense of fixed assets totaled approximately $62,400 each year.

Note 5.	Stockholder Notes Payable

The Company had unsecured promissory notes outstanding to its stockholder of approximately $2,910,000 and $2,410,000 as of December 31, 2017 and 2016, respectively. These notes are payable on demand and bear an annual interest rate of 6%. These notes are subordinated to AFS Finco I LP (“Ares”) as a stipulation to the working capital line of credit. Principle payments are not allowed under this subordination agreement that was effective August 31, 2016. No Principal payments were made by the Company during 2017 or 2016. The Stockholder loaned an additional $500,000 in subordinated funds to the Company during the year ended December 31, 2017.

Interest expense for the stockholder notes totaled approximately $162,300 and $115,000 for the years ending December 31, 2017 and 2016, respectively. For the year ending December 31, 2016 there was approximately $30,000 in interest payments waived by the stockholder.

Note 6.	Debt

Working Capital Line of Credit

The Company entered into a $10,000,000 revolving line of credit with AloStar in July 2013. This facility was amended in March 2014 to increase the line of credit to $13,500,000, and subsequently amended in January 2015 to increase the line of credit to $20,000,000. The January 2015 amendment also extended the term of the facility through December 31, 2017. This line of credit is subject to early termination by the lender upon defined event of default. The Company continues to be obligated to meet certain financial covenants. The Company analyzed the Line of Credit modification under ASC 470-50-40-21 and determined that the modification did not trigger any additional accounting due to the line increase.

F-14

The line of credit bears an interest rate equal to the Daily LIBOR rate plus 4.50% or a Base Rate (Prime) plus 1.75%, with a floor interest rate of 5.50%. During the year ended December 31, 2015, the Company failed to meet certain financial covenants. As a result of the covenant breach, the company entered into a forbearance agreement dated November 5, 2015 and expired January 31, 2016. This forbearance agreement reduced the amount of the line to $17,000,000 and required the company to adhere to additional reporting requirements, increased the minimum interest rate to 6.50%, and changed the lending formulas and requirements on several pieces of collateral. The Company analyzed the Line of Credit modification under ASC 470-50-40-21 and determined that the modification did not trigger any additional accounting due to the line reduction. Additionally, it required the shareholder pledge 65% of his stock in Bacolod Blue Star Export Co. as additional collateral to the facility. This line was paid in full, inclusive of approximately $120,000 in prepayment penalties and legal fees on August 31, 2016.

The Company entered into a $14,000,000 revolving line of credit with Ares on August 31, 2016, the proceeds of which were used to pay off the prior line of credit, pay new loan of approximately $309,000, and provide additional working capital to the company. This facility was amended on November 18, 2016, June 19, 2017 and October 16, 2017. In the second amendment the term of this facility was extended to a term of 4 years from the effective date and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

The line of credit bears an interest rate equal to the greater of 3 Month LIBOR rate plus 6.25%, the Prime rate plus 3.0% or a fixed rate of 6.5%.

The Ares line of credit agreement is subject to the following terms:

●	Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain defined limitations.
●	The line is collateralized by substantially all the assets and property of the Company and is personally guaranteed by the stockholder of the Company.
●	The Company is restricted to specified distribution payments, use of funds, and is required to comply with certain other covenants including certain financial ratios.
●	All cash received by the Company is applied against the outstanding loan balance.
●	A subjective acceleration clause allows Ares to call the note upon a material adverse change.

During the year ended December 31, 2016, the Company failed to meet certain financial covenants. As a result of the covenant breach, the company is being charged the default rate of interest of an additional 3.0%. The company cured the default effective May 31, 2017 and the bank issued the second amendment to the loan and security agreement dated June 19, 2017 waiving the defaults of the financial covenants. The Company is in compliance with all bank covenants as of December 31, 2017.

As of December 31, 2017, the line of credit bears interest rate of 6.7%.

As of December 31, 2017 and 2016, the line of credit had an outstanding balance of approximately $12,100,000 and $9,600,000, respectively.

F-15

The Company amortizes loan costs on a straight-line basis, which approximates the interest method, over the term of the credit facility. The Company had loan costs associated with the working capital lines of credit of approximately $195,000 and $244,000, net of approximately $229,000 and $64,500 of accumulated amortization as of December 31, 2017 and 2016, respectively. The Company recorded amortization expense of approximately $164,000 and $118,000 during the years ended December 31, 2017 and 2016, respectively.

Long-Term Debt

As of December 31, 2017 and 2016, long-term debt consisted of a note payable outstanding with Mercedes-Benz Financial Services (“MB Financial”). The Company entered into a loan agreement with MB Financial on November 30, 2014 to finance the purchase of an automobile. The loan bears interest at 5.56% per annum and requires monthly installment of approximately $3,000, inclusive of interest. The loan matures on November 30, 2019.

As of December 31, 2017 and 2016, this loan had an outstanding balance of approximately $69,000 and $102,000, respectively.

At December 31, 2017, scheduled principal payments related to long-term debt are as follows:

2018	35,000
2019	34,000

Total	$69,000

Interest expense for third party debt totaled approximately $807,000 and $800,000 for the years ended December 31, 2017 and 2016, respectively.

Note 7.	Commitment

The Company leases its office and warehouse facility from JK Real Estate, a related party through common family beneficial ownership (see Note 2). The lease has a 20 year term, expiring in July 2021. The Company is a guarantor of the mortgage on the facility which had a balance of approximately $1,346,000 at December 31, 2017; the Company’s maximum exposure. The Company deems that rental income on this lease is sufficient to cover the loan payments under this mortgage. Therefore, the Company did not record any liability related to the mortgage in the consolidated financial statements as the Company does not believe it will be called upon to perform under this guarantee, in accordance with ASC 460, Guarantees.

F-16

At December 31, 2017, future minimum lease payments under operating lease agreements are as follows:

2018	203,000
2019	203,000
2020	203,000
2021	102,000
$711,000

Rental and equipment lease expenses amounted to approximately $211,000 and $227,400 for the years ended December 31, 2017 and 2016, respectively.

Note 8.	Employee Benefit Plan

The Company provides and sponsors a 401(k) plan for its employees. For the years ended December 31, 2017 and 2016, no contributions were made to the plan by the Company.

Note 9.	Subsequent Events

On March 31, 2018 the company granted options to Carlos Faria. The option grant consisted of an option to purchase 104 shares of stock, and is for a 10 year term. These options were accounted for as fully vested and will become fully vested as of the close of the merger between John Keeler & Co., Inc. and Blue Star Foods Corp (formerly A.G. Acquisition Group II, Inc.)

The probability for vesting of this option was analyzed as of June 30, 2018 and September 30, 2018 based upon certain milestones that are necessary for the vesting. It was determined that as of June 30, 2018 and September 30, 2018 that the probability that these options will vest was 40% and 47.5% respectively, therefore, no option expense was recognized for either period. However, On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. Upon the execution of this agreement, the options to Mr. Faria were fully vested.

On September 19, 2018, the company signed a fourth amendment to the loan and security agreement with Ares Financial. This Amendment waived the current default, and increased the term of the agreement to August 30, 2020.

On September 20, 2018, the company entered into a settlement and mutual release agreement with a supplier that the company was engaged in a commercial dispute. The settlement resulted in a reduction of the outstanding accounts payable to that supplier of $388,199.34 to a balance due of $1,465,000.

As of November 8, 2018 the company changed its tax status from an S corporation to a C Corporation under the provisions of the Internal Revenue Code.

F-17

On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc.) and Blue Star Acquisition Corp. John R. Keeler will exchange his 500 shares with a par value of $1.00 in John Keeler & Co., Inc. for the 15,000,000 shares with a par value of $.0001 of the then outstanding 16,015,000 outstanding shares. The balance of the outstanding shares will be held by the prior owners of Blue Star Foods Corp. and various service providers. Additionally, there were 725 Series A Preferred shares and 181,250 warrants issued to private placement investors, 688 Series A Preferred shares and 172,000 warrants issued for settlement with prior investors, and 3,120,000 options to purchase preferred stock issued to Christopher Constable upon the close of the merger.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of John Keeler & Co., Inc.’s stock will have effective control of Blue Star Foods Corp. In addition, John Keeler & Co., Inc. will have control of the combined entity through control of the Board by designating all four of the board seats. Additionally, all of John Keeler & Co., Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, John Keeler & Co., Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Blue Star Foods Corp. Accordingly, John Keeler & Co., Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with Blue Star Foods Corp effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

On November 8, 2018, Inc. the company entered into the fifth amendment to the loan and security agreement with Ares Financial. This amendment memorialized the change in ownership of John Keeler & Co., Inc as a wholly owned subsidiary of Blue Star Foods Corp. as well as the change of John Keeler from CEO to Executive Chairman, and the appointment of Carlos Faria as the CEO of John Keeler & Co., Inc.

F-18

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS
Cash (including VIE $4,670 and $22,571, respectively)	$7,973	$29,377
Restricted Cash	58,503	29,498
Accounts receivable, net (including VIE $103,480 and $138,333, respectively)	3,400,550	4,675,588
Inventory, net (including VIE $66,916 and $257,798, respectively)	6,866,917	12,952,850
Advances to related party	1,079,583	-
Other current assets (including VIE $6,896 and $3,656, respectively)	142,932	99,997
Total current assets	11,556,458	17,787,310

FIXED ASSETS, net	106,213	146,496

OTHER ASSETS	238,662	311,053

TOTAL ASSETS	$11,901,333	$18,244,859

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accruals (including VIE $26,116 and $318,073, respectively)	$2,751,603	$4,409,232
Working capital line of credit	7,462,153	12,109,150
Current maturities of long-term debt	36,524	35,011
Stockholder notes payable – Subordinated	2,910,136	2,910,136
Total current liabilities	13,160,416	19,463,529

LONG -TERM DEBT	6,307	33,878

TOTAL LIABILITIES	13,166,723	19,497,407

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
John Keeler & Co. stockholder’s deficit:
Common stock, $1.00 par value 500 shares authorized, issued and Outstanding	500	500
Additional paid-in capital	559,257	559,257
Accumulated deficit	(1,461,812)	(1,494,927)
Total John Keeler & Co. stockholder’s deficit	(902,055)	(935,170)

Non-controlling interest	(488,759)	(424,081)
Accumulated other comprehensive income (VIE)	125,424	106,703
Total VIE’s deficit	(363,335)	(317,378)

TOTAL STOCKHOLDER’S DEFICIT	(1,265,390)	(1,252,548)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$11,901,333	$18,244,859

The accompanying notes are an integral part of these unaudited financial statements

F-19

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017

REVENUE, NET	$24,138,548	$28,326,233

COST OF REVENUE (including approximately $7,406,000 and $9,413,000 respectively, purchased from related party)	20,552,952	23,654,699

GROSS PROFIT	3,585,596	4,671,534

COMMISSIONS	105,626	118,285
SALARIES & WAGES	1,350,063	1,454,496
OTHER OPERATING EXPENSES	1,767,861	1,728,156

INCOME (LOSS) FROM OPERATIONS	362,046	1,370,597

OTHER INCOME	391,533
OTHER EXPENSE	-	(29,478)
INTEREST EXPENSE	(785,142)	(724,117)

NET INCOME (LOSS)	(31,563)	617,002

LESS: NET INCOME ( LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(64,678)	(7,042)

NET INCOME (LOSS) LOSS ATTRIBUTABLE TO JOHN KEELER & CO.	$33,115	$624,044

COMPREHENSIVE INCOME (LOSS):

TRANSLATION ADJUSTMENT ATTRIBUTABLE TO NON-CONTROLLING INTEREST	18,721	21,130

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$(45,957)	$14,088

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO JOHN KEELER & CO.	$33,115	$624,044

PRO FORMA DATA:
PRO FORMA INCOME TAX EXPENSE	(81,198)	245,836

PRO FORMA NET (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$114,313	$378,208

PRO FORMA COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$114,313	$378,208

The accompanying notes are an integral part of these unaudited financial statements

F-20

John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$(31,563)	$617,002
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	46,654	46,934
Amortization of intangible assets	6,491	6,491
Amortization of loan costs	100,391	144,074
Allowance for inventory obsolescence	-	-
Changes in operating assets and liabilities:
Receivables	1,275,038	(201,537)
Inventories	6,085,933	128,893
Advances to affiliated supplier	(1,079,583)	777,732
Other current assets	(42,935)	19,600
Other assets	(6,491)	(18,463)
Accounts payable and accruals	(1,657,629)	(2,490,094)
Net cash provided by (used) in operating activities	4,696,306	(969,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(6,371)	(25,861)
Net cash used in investing activities	(6,371)	(25,861)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital lines of credit	-	352,822
Repayments of working capital lines of credit	(4,646,997)	-
Proceeds from stockholder notes payable – Subordinated	-	500,000
Principal payments of long-term debt	(26,058)	(24,642)
Payments of Loan costs	(28,000)	(53,000)
Changes in restrictive cash	(29,005)	147,830
Net cash provided by (used) in financing activities	(4,730,060)	923,010

Effect of exchange rate changes on cash	18,721	21,130

NET INCREASE (DECREASE) IN CASH	(21,404)	(51,089)

CASH, BEGINNING OF PERIOD	29,377	54,981

CASH - END OF PERIOD	$7,973	$3,892

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$776,311	$724,282

The accompanying notes are an integral part of these unaudited financial statements

F-21

John Keeler & Co., Inc. DBA Blue Star Foods

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

The following unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The balance sheet as of December 31, 2017 has been derived from the Company’s annual financial statements that were audited by an independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. The consolidated financial statements included in this report on Form 8-K should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2017, also included in this report.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, inclusive of Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of September 30, 2018 and December 31, 2017, the balance due from the related party for future shipments was approximately $1,079,600 and $0, respectively. The 2018 balances represent approximately two months of purchases from the supplier.

F-22

Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for us on January 1, 2018. Our disclosure within the below sections to this footnote reflects our updated accounting policies that are affected by this new standard. We applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and we have no significant post delivery obligations, this did not result in a material recognition of revenue on our accompanying CFS for the cumulative impact of applying this new standard. We made no adjustments to our previously-reported total revenues, as those periods continue to be presented in accordance with our historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Our Revenue Recognition: Revenue from our product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of our goods to customers in return for expected consideration and includes the following elements:

●	we ensure we have an executed purchase order with our customers that we believe is legally enforceable;
●	we identify the “performance obligation in the respective purchase order;
●	we determine the “transaction price” for each performance obligation in the respective purchase order;
●	we allocate the transaction price to each performance obligation; and
●	we recognize revenue only when we satisfy each performance obligation.

These five elements, as applied to each of our revenue category, is summarized below:

●	Revenue - we sell our products to wholesalers, distributors and retailers (i.e., our customers). Our wholesalers/distributors in turn sell our products directly to restaurants or end users as well as retail stores. Revenue from our product sales is recognized as when the product is taken from our warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances - We estimate expected product returns for our allowance based on our historical return rates. Returned product is evaluated for resale, and may be resold.

ASC 842 Leases. In February, 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

F-23

For the nine months ended September 30, 2018 and 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 23.242% and 39.22% as of September 30, 2018 and 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

Note 3.	Consolidation of Variable Interest Entities

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike (see Note 2). The Company concluded that Strike is a VIE and the Company is the primary beneficiary of Strike, in accordance with ASC 810, Consolidation. Therefore, the Company consolidated Strike in its financial statements. Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the effective date of the controlling interest transfer of April 1, 2014. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike.

The information below represents the assets, liabilities and non-controlling interest related to Strike as of September 30, 2018 and December 31, 2017.

September 30, 2018

Assets	$181,962
Liabilities	26,116
Non-controlling interest	(488,759)

December 31, 2017

Assets	$422,358
Liabilities	318,073
Non-controlling interest	(424,081)

Note 4.	Accounts Payable

On September 20, 2018, the company entered into a settlement and mutual release agreement with a Longhai Desheng Canned Food Stuffs, ltd, a supplier that the company was engaged in a commercial dispute. The settlement resulted in a reduction of the outstanding accounts payable to that supplier of $388,199.34 to a balance due of $1,465,000.

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Note 5.	Debt

Working Capital Line of Credit

The Company entered into a $14,000,000 revolving line of credit with Ares on August 31, 2016, the proceeds of which were used to pay off the prior line of credit, pay new loan costs of approximately $309,000, and provide additional working capital to the company. This facility was amended on November 18, 2016, June 19, 2017, October 16, 2017 and September 19, 2018. In the fourth amendment the term of this facility was extended to a term of 5 years from the effective date and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

The line of credit bears an interest rate equal to the greater of 3 Month LIBOR rate plus 6.25%, the Prime rate plus 3.0% or a fixed rate of 6.5%.

The Ares line of credit agreement is subject to the following terms:

●	Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain defined limitations.
●	The line is collateralized by substantially all the assets and property of the Company and is personally guaranteed by the stockholder of the Company.
●	The Company is restricted to specified distribution payments, use of funds, and is required to comply with certain other covenants including certain financial ratios.
●	All cash received by the Company is applied against the outstanding loan balance.
●	A subjective acceleration clause allows Ares to call the note upon a material adverse change.

During the first nine months ended September 30, 2018, the Company failed to meet certain financial covenants. The bank elected not to charge the default rate of interest related to this covenant breach.

On September 19, 2018, the Company signed a fourth amendment to the loan and security agreement with the lender. This Amendment waived the current default and increased the term of the agreement to August 30, 2020.

As of September 30, 2018, the line of credit bears interest rate of 8.571%.

As of September 30, 2018 and December 31, 2017, the line of credit had an outstanding balance of approximately $7,462,000 and $12,100,000, respectively.

Interest expense for third party debt totaled approximately $645,400 and $807,000 for the nine months ending September 30, 2018 and the year ended December 31, 2017, respectively.

Note 6.	Stock-Based Compensation

On March 31, 2018 the company issued options totaling 104 shares to an employee of the company. This Option grant was approved by the shareholder at the time of the grant.

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We accounted for the Stock options using a Black-Sholes valuation model utilizing an expected term of 5 years, a volatility factor of 51.76% and a compounded risk free interest rate of 2.84%. The Exercise price of the option was equal to the fair market value of the company’s common stock at the date of the grant and have a 10 year term. These options were accounted for as fully vested and will become fully vested as of the close of the merger between John Keeler & Co., Inc. and Blue Star Foods Corp (formerly A.G. Acquisition Group II, Inc.)

The probability for vesting of this option was analyzed as of September 30, 2018 based upon certain milestones that are necessary for the vesting. It was determined that as of September 30, 2018 that the probability that these options will vest was 47.5%, therefore, no option expense was recognized for the period.

Stock Options
	Options	Average Price	Average Life (in Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	-	$-
Granted	104	10,000.00
Exercised	-
Forfeited/Expired	-
Outstanding as of September 30, 2018	104	$10,000.00	9.50	$-

Exercisable at September 30, 2018	-	-		$-

Stock Based Compensation for the grant of these options is approximately $496,293. This expense will be recognized when the probability of the vesting condition is certain.

The vesting condition was met on November 8, 2018 via the execution of an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc. and Blue Star Acquisition Corp.

Note 7	Subsequent Events

As of November 8, 2018 the company changed its tax status from an S corporation to a C Corporation under the provisions of the Internal Revenue Code.

On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc. and Blue Star Acquisition Corp. John R. Keeler will exchange his 500 shares with a par value of $1.00 in John Keeler & Co., Inc. for the 15,000,000 shares with a par value of $.0001 of the then outstanding 16,015,000 outstanding shares. The balance of the outstanding shares will be held by the prior owners of Blue Star Foods Corp. and various service providers. Additionally, there were 725 Series A Preferred shares and 181,250 warrants issued to private placement investors, 688 Series A Preferred shares and 172,000 warrants issued for settlement with prior investors, and 3,120,000 options to purchase preferred stock issued to Christopher Constable upon the close of the merger.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of John Keeler & Co., Inc.’s stock will have effective control of Blue Star Foods Corp. In addition, John Keeler & Co., Inc. will have control of the combined entity through control of the Board by designating all four of the board seats. Additionally, all of John Keeler & Co., Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, John Keeler & Co., Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Blue Star Foods Corp. Accordingly, John Keeler & Co., Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with Blue Star Foods Corp effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

On November 8, 2018, Inc. the company entered into the fifth amendment to the loan and security agreement with Ares Financial. This amendment memorialized the change in ownership of John Keeler & Co., Inc as a wholly owned subsidiary of Blue Star Foods Corp. as well as the change of John Keeler from CEO to Executive Chairman, and the appointment of Carlos Faria as the CEO of John Keeler & Co., Inc.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$4,156.05
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$3,000.00
Total	$42,156.05

Item 14. Indemnification of Directors and Officers

We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;
●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends; or
●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we intend to enter into indemnity agreements with each of our directors and executive officers.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following securities which were not registered under the Securities Act.

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Securities Issued by the Company in Connection with the Merger

On November 8, 2018, pursuant to the terms of the Merger Agreement, all of the shares of common stock of Keeler & Co were exchanged for 15,000,000 restricted shares of common stock.

On November 8, 2018, Christopher Constable was issued a ten-year option to purchase 3,120,000 shares of common stock, which option vests and becomes exercisable one year from the date of issuance.

On November 8, 2018, upon the closing of the Merger, 80,000 shares of common stock were issued to The Crone Law Group, P.C. for legal services, 129,500 shares of common stock were issued to Sandstone Group Corp. and 55,500 shares were issued to Newbridge Securities Corporation for financial advisory services provided in connection with the Merger.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Units in the Company Settlement

Concurrently with the closing of the Merger on November 8, 2018, we issued an aggregate of 688 Units to the Settlement Parties in connection with the Company Settlement. The sale of these securities was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

Sales of Unregistered Securities of Keeler & Co

The following list sets forth information as to all securities Keeler & Co sold through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

On May 5, 1995, we issued 500 founder shares to John Keeler for $500. Prior to the Merger, John Keeler was the sole stockholder of Keeler & Co.

On March 31, 2018, Carlos Faria was issued an option to purchase 104 shares of Keeler & Co common stock at an exercise price of $10,000 per share. Upon the closing of the Merger, such option was converted into an immediately exercisable ten-year option to purchase 3,120,000 shares of common stock at an exercise price of $0.333 under the 2018 Plan.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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Item 16. Exhibits

Exhibit No.	SEC Report Reference No.	Description

2.1	2.1	Agreement and Plan of Merger, dated as of November 8, 2018, by and among the Company, Keeler & Co, Acquisition Sub and John Keeler (1)
2.2	2.2	Articles of Merger between Keeler & Co and Acquisition Sub (1)
3.1	3.3	Amended and Restated Certificate of Incorporation (2)
3.2	3.4	Amended and Restated By-Laws (2)
3.3	3.1	Certificate of Amendment, dated November 5, 2018 (3)
3.4	3.2	Certificate of Designation of 8% Series A Convertible Preferred Stock (3)
5.1		Opinion of The Crone Law Group, P.C.*
10.1	10.1	Form of Subscription Agreement (1)
10.2	10.2	Form of Amendment to Subscription Agreement (1)
10.3	10.3	Form of Warrant (1)
10.4	10.4	Form of Registration Rights Agreement (1)
10.5	10.5	Form of Settlement Agreement and Mutual General Release (1)
10.6	10.6	Forms of Lockup Agreement for Pre-Merger Stockholders and Officers and Directors (1)
10.7	10.7	Form of Redemption Agreement (1)
10.8	10.8	2018 Incentive Stock Option Plan (1)
10.9	10.9	Form of Stock Option Agreement (1)
10.10	10.10	Loan and Security Agreement, dated August 31, 2016 between the Company and ACF (1)
10.11	10.11	First Amendment to Loan and Security Agreement and Reservation of Rights, dated November 18, 2016, between the Company and ACF (1)
10.12	10.12	Second Amendment to Loan and Security Agreement, dated June 19, 2017, between the Company and ACF (1)
10.13	10.13	Third Amendment to Loan and Security Agreement, dated October 16, 2017, between the Company and ACF (1)
10.14	10.14	Fourth Amendment to Loan and Security Agreement, dated September 19, 2018, between the Company and ACF (1)
10.15	10.15	Fifth Amendment to Loan and Security Agreement, dated November 8, 2018, between the Company and ACF (1)
10.16	10.16	$14,000,000 Revolving Credit Note, dated August 31, 2016 between the Company and ACF (1)
10.17	10.17	Patent Security Agreement, dated August 31, 2016, between Keeler & Co and ACF FINCO LP (1)
10.18	10.18	Lease Agreement, dated May 1, 2001, between Keeler & Co and John Keeler Real Estate Holdings, Inc. (1)
10.19	10.19	Master Software Development Agreement, dated February 6, 2017 between the Company and Claritus Management Pvt. Ltd. (1)
10.20	10.20	$500,000 Demand Note, dated January 4, 2006 from Keeler & Co in favor of John Keeler and Maria Keeler (1)
10.21	10.21	$300,000 Demand Note, dated March 22, 2006 from Keeler & Co in favor of John Keeler and Maria Keeler (1)
10.22	10.22	$200,000 Demand Note, dated March 31, 2006 from Keeler & Co in favor of John Keeler and Maria Keeler (1)
10.23	10.23	$100,000 Demand Note, dated November 21, 2007, from Keeler & Co in favor of John Keeler (1)
10.24	10.24	$516,833.83 Demand Note, dated July 31, 2013 from Keeler & Co in favor of John Keeler (1)
10.25	10.25	$500,000 Demand Note, dated May 30, 2017 from Keeler & Co in favor of John Keeler (1)
21	21	List of Subsidiaries (4)
23.1		Consent of MaloneBailey, LLP*
23.2		Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
101.INS		XBRL Instance Document
101.SCH		XBRL Taxonomy Extension Schema Document
101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF		XBRL Taxonomy Extension Definition Linkbase Document
101.LAB		XBRL Taxonomy Extension Label Linkbase Document
101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Filed with the SEC on November 14, 2018, as an exhibit, numbered as indicated above, to the Company’s Current Report on Form 8-K, dated November 8, 2018, which exhibit is incorporated herein by reference.

(2)	Filed with the SEC on May 17, 2018, as an exhibit, numbered as indicated above, to the Company’s Form 10/A, which exhibit is incorporated herein by reference.

(3)	Filed with the SEC on November 9, 2018, as an exhibit, numbered as indicated above, to the Company’s Current Report on Form 8-K, dated November 5, 2018, which exhibit is incorporated herein by reference.

(4)	Filed with the SEC on December 31, 2018, as an exhibit, numbered as indicated above, to the Company’s Annual Report on Form 10-K, which exhibit is incorporated herein by reference.

*	Filed herewith.

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Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on January 14, 2019.

BLUE STAR FOODS CORP.

By:	/s/ Carlos Faria
Carlos Faria President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

January 14, 2019	By:	/s/ Carlos Faria
Carlos Faria President and Chief Executive Officer and director
(Principal Executive Officer)

January 14, 2019	By:	/s/ Christopher Constable
Christopher Constable Chief Financial Officer, Secretary and Treasurer and director (Principal Financial and Accounting Officer)

January 14, 2019	By:	/s/ John Keeler
John Keeler Executive Chairman and Director

January 14, 2019	By:	/s/ Nubar Herian
Nubar Herian Director (Principal Financial and Accounting Officer)

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